EXHIBIT 10.3

LEASE AGREEMENT

BETWEEN

NORTH ATLANTA REALTY
ACQUISITION COMPANY, INC.
(Landlord)

AND

INTACTA TECHNOLOGIES, INC.

Dated: November _____, 2000

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made as of the ___ day of November, 2000 between NORTH ATLANTA REALTY ACQUISITION COMPANY, INC., a Delaware corporation ("Landlord"), and INTACTA TECHNOLOGIES, INC., a Nevada corporation having an address at 235 Peachtree Street, N.E., Suite 2215, Atlanta, Georgia 30303 ("Tenant").

W I T N E S S E T H :

     The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

     1     BASIC LEASE INFORMATION. The terms used in this Lease shall have the meanings set forth in this Paragraph 1.

           (a)    Building. The office building located on the Land at 945 East Paces Ferry Road, Atlanta, GA 30326 and commonly known as "Resurgens Plaza."

           (b)    Land. Those certain parcels of land more particularly described on Exhibit A attached hereto and made a part hereof.

           (c)    Real Property. The Land and all improvements thereon, including, without limitation, the Building and all Common Areas.

           (d)    Premises. Suite Number 1445 substantially as shown on Floor Plan(s) attached hereto as Exhibit B and by this reference made a part hereof, which the parties agree contains 4,035 rentable square feet.

           (e)     Common Areas. Those certain areas and facilities of the Building and the Real Property which are from time to time provided by Landlord, in its discretion, for the use of tenants of the Building and their employees, clients,customers, licensees and invitees or for use by the public.

           (f)    Permitted Uses. Executive and administrative offices and as a computer software developer and uses incidentally and directly related thereto.

           (g-1)  Commencement Date. The later of December 1, 2000 or Substantial Completion.

           (g-2)  Rent Commencement Date. The first day of the fourth (4th) month of the Term, with the first monthly installment of Rent due on execution of this Lease and the second and third monthly installments of Rent to be abated.

           (h)    Expiration Date. The day before the sixty-third (63rd) monthly anniversary of the Commencement Date.

           (i)    Term. Approximately Five (5) Years and Two (2) Months (Total: 62 Months), beginning on the Commencement Date and ending at 11:59 p.m. on the Expiration Date, unless this Lease is sooner terminated as provided herein.

           (j)    Tenant's Share. 1.02% (computed on the basis of 395,103 rentable square feet in the Building).

           (k)    Rent. The Base Rent, the Additional Rent, as defined in Subparagraph 3(a), and all other sums due from Tenant to Landlord hereunder.

           (l)    Base Rent.
Lease Period	Per Rentable Square Foot	Annually	Monthly

Months 1-12	$23.65	$ 95,427.75	$7,952.31
Months 13-24	$24.36	$ 98,292.60	$8,181.05
Months 25-36	$25.09	$101,238.15	$8,436.51
Months 37-48	$25.84	$104,264.40	$8,688.70
Months 49-60	$26.62	$107,411.70	$8,950.97

           (m)    Security Deposit. $8,386.08.

           (n)    Operating Expense Base. The Operating Expenses paid or incurred with respect to the year beginning January 1, 2001.

           (o)    Tenant's Broker(s). Lambert Smith Hampton.

           (p)    Landlord's Broker/Manager. Insignia/ESG, Inc.

           (q)    Tenant Improvement Allowance. Up to $58,507.50 (or ($14.50 per rentable square foot).

           (r)    Option to Cancel. Pursuant to Paragraph 31.

     2.    TERM AND POSSESSION.

           (a)    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term. During the Term, Tenant shall have the right to use the Common Areas in common with others and in accordance with the Lease and the Rules and Regulations.

           (b)    Intentionally Deleted.

           (c)    In the event this Lease pertains to Premises in which building interior finish is to be constructed by Landlord (the "Leasehold Improvements"), the Commencement Date shall be the date upon which the Leasehold Improvements have been Substantially Completed (as defined in Paragraph 30) in accordance with the Building Standards for Alterations ("Building Standards for Alterations") described on Exhibit C attached hereto and made a part hereof and the work agreement (the "Work Agreement") attached hereto as Exhibit D and made a part hereof. If a Tenant Improvement Allowance is set forth in Paragraph 1 above, then Tenant shall be responsible for all hard and soft costs incurred in connection with the design and construction of the Leasehold Improvements which are in excess of the Tenant Improvement Allowance. If Landlord shall be delayed in such substantial completion as a result of: (i) Tenant's failure to agree to plans, specifications, and cost estimates within five (5) Business Days; (ii) Tenant's request for materials, finishes or installations other than Landlord's standard; (iii) Tenant's changes in plans and specifications; (iv) the performance or completion by a party employed by Tenant; or (v) the failure by Tenant to make payment for the cost of the Leasehold Improvements in excess of the Tenant Improvement Allowance, as set forth above, the

Commencement Date and the payment of Rent hereunder shall be accelerated by the number of days of such delay, and provided further that if Landlord cannot substantially complete the Premises as a result of any of events (i) through (v) above, Landlord may at its election complete so much of Leasehold Improvements as may be practical under the circumstances and, by written notice to Tenant, establish the Commencement Date as the date of such partial completion, subject to any applicable accelerations due to delays resulting from events (i) through (v) above. The parties recoqnize that a Tenant Delay may be aggravated or extended by a strike, materials or labor shortage, or loss of time due to construction scheduling changes occasioned by such Tenant Delay or other unavoidable delays, any or all of which would not have adversely affected the timely completion of Landlord's Work in the absence of such Tenant Delay, and agree that the duration of Tenant Delay should include all delays resulting from such other causes, notwithstanding that as a result thereof, the Tenant Delay in question may substantially exceed, in duration, the length of time during which the act or omission of Tenant or, its agents, employees or contractors, causing such Tenant's Delay may have occurred or continued. Tenant shall provide Landlord with a punch list within ten (10) days of the Substantial Completion Date, and Landlord shall proceed to complete these items within forty-five (45) days of the delivery of the punchlist. The taking of possession by Tenant shall be deemed conclusively to establish that the Leasehold Improvements have been completed in accordance with this Lease and that the Premises are in good and satisfactory condition.

           (d)    If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy, and Landlord cannot acquire possession of the Premises prior to the Commencement Date, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall be deemed the Commencement Date; and Landlord hereby waives payment of Rent covering any period prior to the tendering of possession to Tenant hereunder.

           (e)    Landlord may submit to Tenant a written agreement, substantially in the form annexed as Exhibit E, confirming the date fixed by Landlord, in accordance with the provisions of this Lease, as the Commencement Date and the Expiration Date, and Tenant shall execute such agreement and return it to Landlord within fifteen (15) calendar days thereafter. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date or the Expiration Date as fixed and determined by Landlord. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the issuance of a temporary or permanent Certificate of Occupancy shall control.

     3.    BASE RENT; ADDITIONAL RENT.

           (a)    Except as specifically provided below, Tenant shall pay to North Atlanta Realty Acquisition Company, Inc., Collection Account, c/o Insignia/ESG, Inc., P. O. Box 521254, Atlanta, Georgia 30353-1254, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord's address for payments as set forth in Paragraph 25 hereof, or at such other place as Landlord shall designate in writing from time to time: (i) the Base Rent, in equal monthly installments in advance on the first day of each calendar month during the Term; and (ii) the additional rent consisting of those sums of money due and payable, if any, by Tenant under Paragraph 3(b) and elsewhere under this Lease ("Additional Rent"). If either the Commencement Date or the Expiration Date falls on a date other than the first or last day of a calendar month, the Rent shall be prorated on a per diem basis based upon the actual number of days leased in such month.

           (b)    Tenant shall pay to Landlord, as Additional Rent, at the same time as the monthly installment of Base Rent is paid, an amount equal to one-twelfth (1/12th) of Landlord's estimate (as determined by Landlord in its sole discretion) of Tenant's Share of any projected increase in Operating Expenses for the particular calendar year in excess of the Operating Expense Base (the "Estimated Escalation Increase"). If, for any reason, Landlord has not provided Tenant with Estimated Escalation Increase Statement ("Estimated Escalation Increase Statement") on or before the first day of any year during the Term, then, (i) until the first day of the calendar month following the month in which Tenant is given the Estimated Escalation Increase Statement, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Paragraph for the month of December of the preceding year. Within nine (9) months after January 1 of each year during the Term, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Expenses for the preceding year and the actual amount of Tenant's Share of any increase in Operating Expenses in excess of the Operating Expense Base ("Revised Escalation Statement"). Thereafter, Landlord shall be entitled, if circumstances warrant, to issue revised, corrected or supplemental statements at any time and from time to time following the issuance of the initial Estimated Escalation Increase Statement. Within ten (10) days after Landlord's delivery of such Revised Escalation Statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenant's Share of the increase in the Operating Expenses for the preceding calendar year in excess of the Operating Expense Base, as shown on such Revised Escalation Statement, exceeds the aggregate of the monthly installments of Tenant's payments of the Estimated Escalation Increase paid during such preceding year. If Tenant's Share of the actual increase in Operating Expenses, as shown on such Revised Escalation Statement, is less than the aggregate of the monthly installments of the Estimated Escalation Increase actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installments of Additional Rent due from Tenant under this Paragraph 3 until fully credited to Tenant. Landlord's rendering or failure to render any Revised Escalation Statement with respect to any calendar year shall not prejudice Landlord's right thereafter to render a Revised Escalation Statement. Any Revised Escalation Statement shall be conclusively binding upon Tenant unless Tenant shall send written notice to Landlord objecting to and specifying, to the extent reasonably practicable, the respects in which the Revised Escalation Statement is disputed within thirty (30) days after such Revised Escalation Statement is sent in the manner described in Subparagraph 3(i) below. Pending the resolution of any dispute concerning a Revised Escalation Statement, Tenant shall pay to Landlord the amounts shown on the Revised Escalation Statement when due.

           (c)    For the purposes of this Lease, the term "Operating Expenses" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the Building and the Real Property, determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following: (i) wages and salaries of all employees engaged in the operation, repair, replacement, maintenance and security of the Building, including taxes, insurance, bonuses, pension and benefits relating thereto; (ii) Social Security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any requirement, union contract or otherwise of such employees; (iii) all supplies and materials whether purchased or rented, used in the operation, maintenance, repair, replacement (as specifically provided herein) and security of the Building; (iv) all expenditures, whether by purchase or lease, made for the Building or Real Property for the intended purpose of (A) making the Building or Real Property more energy efficient, (B) reducing Operating Expenses, (C) enhancing the life safety systems of the tenants, (D) improving telecommunications made available to all tenants in the Building on an equitable basis as determined by Landlord in its sole reasonable discretion (provided that such expense does not increase the Operating Expenses for the Building by more than $0.10 per rentable square feet per year and further provided that Landlord will poll tenants in the Building regarding a video-conferencing center before committing to build one, or (E) intentionally deleted, or (F) complying with all applicable laws, rules ordinances and codes as may be hereafter promulgated or implemented by any governmental authority, the total cost of which is not generally includable in Operating Expenses for the operating year in which they were made shall nevertheless be included in such Operating Expenses for the operating year in which they were made and in Operating Expenses for each succeeding operating year, and such annual expense shall be determined by dividing the original capital expenditure, plus an interest factor computed at the Applicable Rate (as defined below) in effect at the time of Landlord's having made the expenditure, by the number of years of useful life of the expenditure (the useful life being reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of such expenditure); (v) all gas, oil, steam, electricity, water, sewer rental, HVAC and other utilities, other than the cost of utilities directly reimbursed to Landlord (i.e., through submeters or comparable devices) by the Building's tenants; (vi) all insurance costs (including deductibles) applicable to the Real Property and Landlord's personal property used in connection therewith, including but not limited to casualty, liability, workers' compensation and rent insurance; (vii) all taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building, equipment and facilities, Land and Common Areas of the Real Property (or their operation), excluding, however, federal and state taxes on income (collectively, "Taxes"), and all expenses, including fees and disbursements incurred by Landlord in contesting the validity or amount of Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for the calendar year (and if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Real Property or Building, there is levied on Landlord a capital tax directly on the rents received or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments or charges or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof); (viii) the cost of security, repairs, replacements and general maintenance (including service or maintenance contracts with independent contractors) of the interior and exterior of the Building and the Real Property (including, but not limited to, the roof, the foundation and the exterior walls, light bulbs and glass breakage, redecorating, repainting, recarpeting and other such work of any Common Areas, heating, ventilation and air conditioning, plumbing and electrical equipment and maintenance, trash and rubbish removal, security services, concierge service, janitorial service, grounds maintenance, alarm services, window cleaning, promotional and seasonal expenses, telephones and stationery, parking areas and landscaping), whether performed by Landlord or pursuant to service or maintenance contracts with independent contractors; (ix) rent and escalations payable under any ground lease pertaining to the Land; (x) depreciation of hand tools and other movable equipment owned by Landlord and used in the Building; (xi) management fees; (xii) sales, use and other similar taxes; (xii) legal, accounting and other professional fees and expenses; and (xiv) anything which could be classified as an Operating Expense under generally accepted accounting principles, consistently applied, but not specified or expressly set forth hereunder. The "Applicable Rate" shall mean the lesser of (a) three percentage points over the then current "Base Rate" announced by Citibank, N.A., or its successor (or such other term as may be used by Citibank, N.A. or its successor from time to time for the rate presently referred to as its "Base Rate"), and (b) the maximum rate permitted by law. If occupancy during the Operating Expense Base set forth in Subparagraph 1(m) or any subsequent Operating Expense year ("Subsequent Term") is less than ninety-five percent (95%), then Operating Expenses for that Base or Subsequent Term shall be "grossed up" to the amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during the Base or Subsequent Year, as determined under generally accepted accounting principles.

           (d)    There shall be specifically excluded from the definition of the term Operating Expenses the following expenses: (1) repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated by the proceeds of insurance or by Tenant or other third parties; (2) capital improvements made to the Building, other than improvements described in Subparagraph 3(c)(iv) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of Common Areas, replacement of carpet in lobbies, parking lot paving, light poles and fixtures, and the like; (3) costs incurred in performing work or furnishing services or utilities for any tenant, whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service or utilities that Landlord is obligated to furnish to Tenant at Landlord's expense; (4) refinancing costs, mortgage interest and amortization payments; (5) leasing commissions, rental concessions and lease buy-outs; (6) any expense for which Landlord is entitled to be reimbursed by any tenant as an additional charge in excess of Base Rent and Additional Rent; (7) amortization and depreciation, except as otherwise specifically provided in Subparagraph 3(c)(iv) above and in this Subparagraph; (8) overhead and profit increments paid to affiliates of Landlord for services to the extent that such costs exceed the costs of such services were they not rendered by an affiliate; (9) professional fees not allocated to the operation or management of the Land or Building and professional fees allocable to disputes with, or preparation of leases for, tenants and prospective tenants; (10) advertising and promotional expenses with respect to the Property; (11) Landlord's income, franchise, estate or inheritance taxes; (12) allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants and prospective occupants of the Building, or vacant, leasable space in the Building; (13) costs incurred in connection with the sales, mortgaging, selling or change of ownership of the Building, including brokerage commissions, consultants', attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges; (14) costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payment of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due; (15) Landlord's general corporate overhead and general and administrative expenses; (16) moving expense costs of tenants of the Building to the extent not provided by Landlord to Tenant or generally to other initial tenants of the Building; (17) rental for any space in the Building set aside for storage facilities or exercise facilities; (18) political or charitable contributions; or (19)

reserves for maintenance, repairs and replacements, except to the extent actually utilized for such purposes.

           (e)    Only Landlord shall be eligible to institute any proceedings to reduce Taxes. If a refund of Taxes is actually received by Landlord, Landlord shall send Tenant a Revised Escalation Statement adjusting the Taxes for such calendar year, taking into account Landlord's expenses and setting forth Tenant's Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the Additional Rent; provided, however, that Tenant's Share of such refund shall be limited to the amount of Tenant's Share of the tax payment previously paid to Landlord and attributable to the tax year to which the refund applies.

           (f)    Simultaneously with the execution of this Lease, Tenant shall pay to Landlord the third monthly installment of the Base Rent. Such sum shall be applied by Landlord to the first installment of Base Rent. In the event Tenant fails to take possession of the Premises in accordance with all of the terms hereof, the first installment of the Base Rent shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

           (g)    In the event Tenant shall fail to pay by the first (1st) day of the month when due any Rent or any other charges, fees, costs or expenses which Tenant is obligated or liable to pay to, refund to or reimburse Landlord for, Tenant shall be obligated to pay interest at the rate of one and one-half percent (1½%) per month (or any portion of a month) during which such Rent or other obligation remains outstanding together with a late charge, which shall constitute liquidated damages, equal to five percent (5%) of the then outstanding Rent or other obligation. Such interest and late charge shall be deemed Additional Rent and shall become immediately due and payable along with the Base Rent and other Additional Rent.

           (h)    The obligations contained in this Paragraph 3 shall survive the Expiration Date or earlier termination of this Lease.

           (i)    Any Landlord's Revised Escalation Statement sent to Tenant shall be conclusively binding upon Tenant unless, within thirty (30) days after such Landlord's Revised Escalation Statement is sent, Tenant shall send a written notice to Landlord objecting to such Landlord's Revised Escalation Statement (the "Objection Notice") and specifying, to the extent reasonably practicable, the respects in which such Landlord's Revised Escalation Statement is disputed. Tenant shall have the right to dispute only those items shown on the Revised Escalation Statement delivered to Tenant for the Operating Expense year to which such Revised Escalation Statement pertains. If Tenant shall send an Objection Notice with respect to a Landlord's Revised Escalation Statement, Tenant may, at its own expense, select an independent certified public accountant which is not being compensated by Tenant, in whole or in part, on a contingency basis (an "Approved Examiner"), provided that such Approved Examiner is not and has not during the Term been affiliated with, a shareholder in, an officer, director, partner, or employee of, any Manager during the Term or the Manager named in this Lease, and such Approved Examiner may examine Landlord's books and records relating solely to disputed aspects of the Operating Expenses to determine the accuracy of Landlord's Revised Escalation Statement. Tenant recognizes the confidential nature of Landlord's books and records and agrees that information obtained by it or an Approved Examiner during any examination (including any compromise, settlement or adjustment relating to the results of such examination) shall be maintained in strict confidence by Tenant and such Approved Examiner, except that such information may be disclosed in relevant litigation, pursuant to an order of a court of competent jurisdiction or in connection with an assignment or sublease by Tenant. As a condition precedent to Tenant's exercise of its right to examine Landlord's books and records, Tenant shall deliver to Landlord a confidentiality agreement, satisfactory to Landlord, from the Approved Examiner to the same effect as Tenant's agreement contained in the preceding sentence. The Approved Examiner shall complete its examination within sixty (60) days after the Objection Notice is given. If, after such examination, such Approved Examiner shall dispute such Landlord's Revised Escalation Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord from the following firms: Ernst & Young, PriceWaterhouseCoopers Deloitte Touche and Arthur Andersen (provided that the firm selected does not currently represent Landlord or Tenant), and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in resolving such dispute shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based upon the degree of success of each party). If the Approved Examiner or certified public accountants determine that there is a variance of more than three (3%) percent between the correct charge for the disputed item(s) set forth in the Objection Notice over the amount set forth in the Revised Escalation Statement, then Landlord shall correct the Revised Escalation Statement and pay the out-of-pocket costs incurred by Landlord and Tenant pursuant to this Subparagraph 3(i). If the variance is less than three (3%) percent, Landlord shall correct the Revised Escalation Statement and provide Tenant with credit for the overcharged amount against the next monthly installment of Rent (unless the Lease is due to expire, in which case Landlord will provide Tenant with a refund), and Tenant shall pay the out-of-pocket costs incurred by Landlord and Tenant pursuant to this Subparagraph 3(i).

     4.    USE.

           (a)    Tenant shall occupy, operate and use the Premises only for the Permitted Uses during Business Hours (as hereinafter defined) of the Building. Tenant shall comply with all governmental laws, ordinances and regulations (including, but not limited to, the Americans with Disabilities Act of 1990), now or hereinafter enacted ("Laws") applicable to Tenant's use or manner of use of the Premises, and shall promptly comply with all governmental orders and directives at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises or take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their use of their respective premises or the Common Areas. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable.

           (b)    Except for the Permitted Materials, Tenant shall not use, handle, store, discharge or fabricate any Hazardous Substances (as hereinafter defined) in the Premises. The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance, statute, rule, regulation or directive promulgated by any governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that: (a) no activity will be conducted on the Premises that will produce any Hazardous Substances; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials as are customarily used in general business offices in office buildings of this type (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (c) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the Term, the Premises are found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Indemnitees (as defined in Paragraph 30) harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the presence or the use of the Hazardous Substances in the Premises by Tenant.

           (c)    Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the Insurance Commissioner or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other tenants for the Building is caused by Tenant's use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay the amount of such increase to Landlord as Additional Rent.

           (d)    If Tenant shall receive notice of any violation of, or defaults under, any Laws or Environmental Laws, liens or other encumbrances applicable to the Premises, Tenant shall give prompt notice thereof to Landlord.

           (e)    Tenant agrees that the floor load resulting from Tenant's furniture, inventory and equipment pertaining to Tenant's use of the Premises shall not exceed allowable design floor loading for the Building. Tenant shall hold harmless Landlord from any loss, liability and expenses, both real and alleged, arising out of or caused by Tenant's negligence or failure to comply with this Paragraph 4.

           (f)    The Premises shall not be used for any purpose that would, in Landlord's reasonable judgment, tend to lower the character of the Building, create unreasonable or excessive elevator or floor loads, violate the certificate of occupancy of the Building, impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building or impair the appearance of the Building.

           (g)    The foregoing covenants and indemnity shall survive the expiration or earlier termination of this Lease.

     5.    SERVICES AND UTILITIES.

           (a)    Landlord shall furnish appropriate seasonal air conditioning and heating from 8:00 A.M. to 6:00 P.M. on Mondays through Fridays and from 8:30 A.M. until 1:00 P.M. Saturdays ("Business Hours") except holidays observed by the City of Atlanta, State of Georgia, the federal government or labor unions servicing the Building ("Business Days"). As of the date of this Lease, New Year's Day, Martin Luther King Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the Friday after Thanksgiving and Christmas Day are holidays observed by the Building

("Holidays"). The Holidays are subject to change from time to time by Landlord. Should Tenant desire either heating or air conditioning at other times, Landlord agrees to provide same upon reasonable advance written request by Tenant, but at Tenant's expense and at such hourly rates as may be determined from time to time by Landlord, which charge Tenant shall pay promptly upon demand by Landlord. Tenant agrees to keep and cause to be kept closed all window coverings, if any, when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating, and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Landlord will not be responsible for failure of the HVAC System to provide sufficient cooling if such failure results from occupancy of the Premises by more than one (1) person per two hundred (200) square feet of usable area or if Tenant shall use in excess of five (5) watts of electricity per usable square foot for lighting and power. If the occupancy rate is greater than as described in the previous sentence or if Tenant's partitions are arranged in a way which interferes with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts, and the cost shall be reimbursed by Tenant to Landlord as Additional Rent within ten (10) days after demand. Tenant shall not construct partitions or other obstructions that may interfere with Landlord's free access to mechanical installations in the Premises or interfere with the moving of Landlord's equipment to and from such installations. Neither Tenant nor its agents, employees or contractors shall at any time enter such enclosures or tamper with, adjust, touch or otherwise affect the mechanical installations. If Tenant installs equipment which in Landlord's opinion produces enough heat to cause comfort problems in the Building or any part thereof, or if Tenant desires a supplemental air conditioning system and Landlord has approved same, then Landlord may, at its option, either cause to be designed or permit Tenant to design a supplemental air conditioning system, subject to Landlord's approval, and Landlord shall install such system substantially in accordance with such design. If Tenant has requested such supplemental system, Tenant shall be responsible for determining that the design of such system is adequate for its needs. Tenant agrees to pay Landlord for such equipment, design, review by Landlord's architect and engineer, installation, metering and consumption of electricity for supplemental air conditioning. Any such system shall be maintained, at Tenant's sole cost and expense, by a contractor approved by Landlord. Landlord shall be named as an additional beneficiary under any warranty on the supplemental air conditioning system. Landlord shall provide after-hours HVAC to Tenant upon request. The current charge is $75.00 per hour per floor and is subject to change based on utility cost increases and certain minimum usage.

           (b)    Landlord shall cause the Premises (excluding any secured areas designated by Tenant or used for the storage, preparation, service or consumption of food or beverage) to be cleaned five (5) days per week, excluding Holidays, in the manner described on Exhibit F attached hereto and made a part hereof, provided that Tenant shall keep the Premises in order. Tenant shall not provide any janitorial services from independent contractors without Landlord's prior written consent and then subject to supervision by Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant's sole risk, cost and responsibility. Tenant shall pay the cost of removing any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish accumulated in the use of such Premises as offices, as described in Landlord's cleaning contract or recommended by

Landlord's cleaning contractor Bills rendered by Landlord for additional cleaning charges shall be paid as Additional Rent within ten (10) days after demand. Tenant shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord and to be treated whenever there is evidence of any infestation. Landlord shall have no obligation to clean, repair, replace or maintain any "private" plumbing fixtures or facilities.

           (c)    Landlord shall furnish electric current for Building standard tenant lighting and for standard office business machinery, only from electric circuits designated by Landlord for Tenant's use. Such circuits shall be fed into one or more of the existing electrical panel(s) in the electrical closets located on the same Building floor as the Premises. Tenant's usage of the panels on any given floor shall not exceed Tenant's pro rata share (based on rentable square footage) of the panels' capacity. Tenant agrees that at no time will the connected electrical load in the Premises exceed in the aggregate five (5) watts per usable square foot of the Premises. Tenant will not use any electrical equipment which, in Landlord's reasonable opinion, will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord's prior written consent in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, or auxiliary air conditioners to the Building's electrical system or make any alteration or addition to the system.

           (d)    Landlord shall maintain the Common Areas including, but not limited to the corridors, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, in good order and condition, except for damage occasioned by the act of Tenant, its agents, servants, employees, guests or invitees, which damage shall be repaired by Landlord at Tenant's expense.

           (e)    Landlord shall furnish hot and cold water for ordinary drinking, cleaning and lavatory purposes. If Tenant requires, uses or consumes water for other purposes, Tenant agrees to install and pay for the cost and maintenance of a meter or other means to measure Tenant's water consumption. Tenant shall reimburse Landlord for the cost of all excess water excess consumed (including costs of generating hot water) as Additional Rent, within ten (10) days after demand.

           (f)    Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated by reason of: (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. No diminution or abatement of Rent or other compensation will be claimed by Tenant as a result therefrom, and no obligations of Tenant shall be affected or reduced by reason of such interruption, curtailment or suspension, and the same shall not constitute an actual or constructive eviction.

           (g)    Landlord shall provide passenger elevator service to the Premises during Business Days, and subject to Subparagraph (f) above, on call at all other times. Landlord shall provide freight elevator service to the Premises on call on a "first come, first served" basis from 8:00 a.m. to 6:00 p.m. on Business Days, and by reservation on a "first come, first served" basis from 6:00 p.m. to 8:00 a.m. on Business Days and at any time on other than Business Days.

           (h)    Any sums payable under this Paragraph 5 shall be considered Additional Rent and may be added to any installment of Rent thereafter becoming due and shall accrue late charges as Rent as set forth in Paragraph 16 of this Lease, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of Rent.

           (i)    Subject to the provisions of this Lease, Tenant shall have access to the Premises 24 hours per day, 7 days per week, 365 days per year. Notwithstanding anything to the contrary, it is not the intention of Landlord or Tenant for Tenant to occupy the Premises for a 24-hours per day business operation.

           (j)    The Landlord currently provides two (2) security guards during Business Hours and one (1) security guard after Business Hours. In addition, security cameras monitor ingress to and egress from the Building.

     6.    REPAIRS.

           (a)    Tenant shall, at its own cost and expense, keep in good order, condition and repair all portions of the Premises, including but not limited to glass and plate glass doors, fixtures, any special store front, interior walls and finish work, floors and floor coverings, and supplemental or special heating and air conditioning systems, except for normal wear and tear. Except as otherwise provided in this Paragraph 6, Tenant shall not be obligated to repair any Building Systems. Notwithstanding any provision to the contrary, all damage or injury to the Building, or to its fixtures and appurtenances (including Building Systems), resulting from any act or omission of, or Alterations made by Tenant or persons within Tenant's control shall be repaired by Tenant at Tenant's sole cost and expense to the reasonable satisfaction of Landlord if the required repairs are non-structural in nature and do not affect any Building Systems or by Landlord at Tenant's sole cost and expense if the required repairs are structural in nature or affect any Building Systems. If Tenant shall fail, after ten (10) days notice (or such shorter period as may be required because of an emergency) to proceed with due diligence to make required repairs, the same may be made by Landlord, and the expenses incurred with interest at the Applicable Rate (as defined in Paragraph 30), shall be paid as Additional Rent within ten (10) days after demand. Except as otherwise provided in this Subparagraph 6(a), Landlord shall not be required to make any repairs or improvements to the Premises, other than structural, mechanical or electrical repairs necessary for safety and tenantability, and such repairs shall be made during Business Hours.

           (b)    Landlord shall operate, maintain and make all necessary repairs to the Building Systems and the public portions of the Building in conformance with standards applicable to non-institutional, first-class office buildings in Atlanta, except for those repairs for which Tenant is responsible pursuant to this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall perform such work during Business Hours. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord for inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment.

     7.    ALTERATIONS.

           (a)    Tenant shall not make or permit to be made any Alterations without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that: (i) the outside appearance of the Building shall not be affected; (ii) the strength of the Building shall not be affected; (iii) the structural parts of the Building shall not be adversely affected; (iv) no part of the Building outside of the Premises shall be affected; and (v) the proper functioning of the Building Systems shall not be adversely affected and the use of such systems by Tenant shall not be increased beyond Tenant's allocable portion of the reserve capacity thereof, if any. If consent to any Alterations is not given, Landlord shall notify Tenant in sufficient detail to enable Tenant to amend its plans and specifications regarding such Alterations to comply with Landlord's objections.

           (b)    All Alterations erected by Tenant shall be the property of Tenant during the Term and the property of Landlord as of the Expiration Date or earlier termination of this Lease. Landlord reserves the right to require Tenant to remove Tenant's Alterations and restore the Premises to their condition as of the Commencement Date, reasonable wear and tear excepted, on or before the Expiration Date or any sooner date of termination of this Lease; provided, however, that if Landlord so elects prior to termination or expiration of this Lease, such Alterations shall become the property of Landlord as of the Expiration Date or any sooner date of termination of this Lease and shall be delivered to the Landlord with the Premises. The provisions of this Paragraph 7 shall survive the Expiration Date or earlier termination of this Lease. Notwithstanding the foregoing, on or before the date Landlord approves Tenant's Plans and Specifications for such Alterations, Landlord shall notify Tenant whether Tenant will be required to remove such Alterations, prior to the Expiration Date and restore any damage to the Premises or the Building caused by such removal in a good and workmanlike manner to Building standard condition (reasonable wear and tear excepted).

           (c)    Tenant shall pay Manager a supervisory fee equal to four (4%) percent of the cost of Alterations, which fee shall be paid within ten (10) days after demand by Landlord.

     8.    RULES AND REGULATIONS.   Tenant, its employees and agents shall comply with the Rules and Regulations attached to this Lease as Exhibit G and made a part hereof and all modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations. Landlord shall not discriminate against Tenant in the enforcement of the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereinafter adopted, the provisions of this Lease shall control.

     9.    ACCESS BY LANDLORD.

           (a)    Upon reasonable notice to Tenant (which may be verbal), Landlord or its agents may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants or mortgagees, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, to supply janitorial and other services, and to make repairs, improvements, alterations or additions which Landlord shall deem necessary for the safety, preservation, maintenance or improvement of the Building or to make repairs or modifications to any adjoining space. Landlord shall be allowed to take all material into and upon the Premises that may be required to make such repairs, maintenance, improvements, alterations or additions for the benefit of Tenant without in any way being deemed or held guilty of an eviction of Tenant, and the Base Rent and other charges hereunder shall not abate while such repairs, improvements, alterations or additions are being made. All such repairs, maintenance, improvements, alterations and additions shall be done during regular business hours, or, if any such work is at the request of Tenant to be done during any other hours, Tenant shall pay for all overtime costs. Notwithstanding anything to the contrary, Landlord shall have the right to enter the Premises at any time and without notice in the event of emergency without the same constituting an eviction, nuisance or disturbance.

           (b)    Landlord shall at all times retain a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes or special security areas (designated in advance by Tenant in writing and made known to Landlord), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises by Landlord shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to erect, use and maintain scaffolding, conduits and other necessary structures in the Premises. Landlord shall use commercially reasonable efforts not to interfere with Tenant's business operations while Landlord is in the Premises.

     10.    ASSIGNMENT AND SUBLETTING.

           (a)    Except as specifically provided herein, Tenant shall not voluntarily or involuntarily, whether by operation of law or otherwise, assign, transfer, mortgage, hypothecate or otherwise encumber this Lease or any interest herein and shall not sublet or permit the use by others of the Premises or any portion thereof without obtaining Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay based on the factors set forth in Subparagraph 10(e) below. Landlord's consent to one assignment, sublease, transfer or hypothecation shall not be deemed as a consent to any other or further assignment, sublease, transfer or hypothecation. Any assignment, sublease, transfer or hypothecation without Landlord's prior written consent shall be void and shall, at Landlord's option, constitute a default under this Lease. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall release Tenant from any of its obligations hereunder or be deemed to constitute Landlord's consent to any assignment, sublease, transfer or hypothecation. Tenant shall not advertise or authorize a broker to advertise for a subtenant or assignee without providing prior written notice to Landlord.

           (b)    Should Tenant desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord prior written notice ("Sublease or Assignment Statement"), which notice shall specify (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment (which shall not be less than thirty (30) or more than ninety (90) days after the date of Tenant's Sublease or Assignment Statement), and (iv) the proposed rent or other consideration to be paid to Tenant by such sublessee or assignee. Landlord shall then have thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will on that date be relieved of all further obligations to pay Rent hereunder as to such space, or (2) to permit Tenant to assign or sublet such space, or (3) to withhold consent to Tenant's assigning or subleasing such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within such thirty (30) day period, Landlord shall be deemed to have withheld its consent. Any person to whom this Lease is assigned with Landlord's consent shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. If Tenant shall not enter into a sublease or assignment pursuant to the notice set forth in this Subparagraph 10(b) within one hundred eighty (180) days after the delivery of the said notice, then the provisions of this Subparagraph 10(b) shall again be applicable.

           (c)    Tenant agrees to reimburse Landlord for Landlord's reasonable attorneys' fees and costs actually incurred in connection with the processing and documentation of any request made pursuant to this Paragraph 10. Tenant shall deliver to Landlord, within five (5) days after execution by Tenant, an original counterpart of any executed sublease or instrument of assignment, together with Tenant's and the subtenant's (or assignee's) affidavit that such sublease or assignment instrument is the true and complete statement of the subletting or assignment and reflects all sums and other consideration passing between the parties. Tenant shall pay, indemnify and hold Landlord harmless from and against, any and all cost or expense (including reasonable attorneys' fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any assignment or subletting.

           (d)    No assignment, subletting or other transfer, whether or not consented to by Landlord, shall relieve Tenant of its liability under this Lease. Upon the occurrence of a default under this Lease, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all Rent becoming due to Tenant under such assignment or sublease and apply such Rent against any sums due to Landlord from Tenant hereunder, and such collection shall not be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations hereunder.

           (e)    In the granting of Landlord's consent, Landlord shall take into consideration any meaningful factors, including, but not limited to: (i) the financial strength of the proposed subtenant or assignee; (ii) the business reputation and character of the proposed subtenant or assignee; (iii) the type of business of the proposed subtenant or assignee; (iv) any increased burden on services (parking, electricity, etc.) and the Common

Areas that would be imposed by the proposed subtenant or assignee; (v) whether the proposed subtenant or assignee is an existing tenant or is currently in negotiations with Landlord for space within the Building; (vi) the amount of square footage in the Premises to be sublet or assigned; (vii) the number of subtenants or assignees already in the Premises; (viii) whether the proposed subtenant or assignee shall place any additional responsibilities on the Landlord in connection with the Americans With Disabilities Act; (ix) whether the Tenant has an existing default under its Lease; (x) intentionally deleted; (xi) whether the proposed subtenancy or assignment would reflect the current rent rate in the Building; or (xii) how Tenant plans to market the Premises for sublease or assignment.

           (f)    For purposes of this Paragraph 10, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited liability partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished (other than pursuant to transfers among current owners or the issuance of ownership interests to new owners made in the ordinary course of business), shall be deemed an assignment of this Lease or sublease, except that the foregoing shall be inapplicable in cases of the transfer of the outstanding capital stock of any corporate tenant through the "over-the-counter market" or through any recognized stock exchange, (ii) an agreement by any other person or entity, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment, (iii) any person or legal representative of Tenant to whom Tenant's interest under this Lease passes by operation of law or otherwise shall be bound by the provisions of this Paragraph 10, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that neither Tenant nor any previously permitted subtenant has violated the provisions of this Paragraph 10. The provisions of Paragraph 10 shall not apply to transactions (i) with a corporation or limited liability company into or with which Tenant is merged or consolidated or with a Person to which substantially all of Tenant's assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferig this leasehold estate and that the assignee has a net worth at least equal to the net worth of Tenant as of the date of this Lease or (ii) if Tenant is a general, limited or limited liability partnership, with a successor partnership, or (iii) to transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant. Tenant shall notify Landlord before any such transaction is consummated and, in the case of an assignment, shall send Landlord an original written instrument in which the assignee assumes all of Tenant's liabilities under this Lease. The term "control" as used in this Lease shall mean (i) ownership of more than 25% of the outstanding capital stock in the case of a corporation, (ii) more than 25% of the general partnership or membership interest of the partnership in the case of a general or limited liability partnership, (iii) more than 25% of the general partnership interests of limited partnership in the case of a limited partnership, and (iv) more than 25% of the membership interests of a limited liability company.

           (g)    If Tenant sublets any portion of the Premises pursuant to Subparagraph 10(b), Tenant shall pay to Landlord, as Additional Rent (the "Sublease Additional Rent"), a sum equal to fifty percent (50%) of any rents, additional charges and other consideration payable under the sublease to Tenant in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space pursuant to this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's property and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax or federal information returns). Such Sublease Additional Rent shall be payable as and when received by Tenant. If Tenant shall assign this Lease pursuant to Subparagraph 10(b) and Landlord's consent is required, Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's property and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax or federal information returns). Such Additional Rent shall be payable as and when received by Tenant.

           (h)    Any sublease shall provide that, if the Lease shall expire or terminate during the term of the sublease for any reason other than condemnation or destruction by fire or other cause, or if Tenant shall surrender the Lease to Landlord during the term of the sublease, Landlord, in its sole discretion, upon written notice given to Tenant and subtenant, may elect to continue the sublease as a direct lease between Landlord and subtenant. In that event, subtenant shall attorn to Landlord and Landlord and subtenant shall enter into a new lease on the Landlord's then current form of lease.

     11.    CONDEMNATION.

           (a)    If any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, Landlord shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority (unless all of the Premises are so taken in which case this Lease shall terminate), and shall be entitled to any and all income, rent or award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose. Tenant hereby assigns to Landlord its entire interest in any and all such awards, and shall have no claim against Landlord for the value of any portion of the unexpired Term. If a part of the Premises shall be so taken or appropriated, and Landlord does not elect to terminate this Lease, the Base Rent thereafter to be paid shall be reduced by an amount bearing the same ratio to the total amount of Base Rent as the rentable square feet of the Premises so taken bears to the entire Premises.

           (b)    If any part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the sole right, at its option, to terminate this Lease and shall be entitled to the entire award as above provided, and in such case Tenant shall likewise have no claim against Landlord for the value of any unexpired Term of this Lease.

           (c)    Nothing contained herein shall be deemed to deny to Tenant its right to claim from the condemning authority compensation or damages for its trade fixtures and personal property, provided the condemning authority makes a separate award therefor.

     12.    INSURANCE AND INDEMNITY.

           (a)    At Landlord's expense, Landlord shall carry and maintain, or cause to be carried and maintained, at all times during the Term of this Lease, All Risk Property insurance covering the full replacement value of the Building subject to deductibles. To the extent the premium paid by Landlord for this insurance shall be increased because of Tenant's operations or contents or improvements in the Premises, Tenant agrees to pay the excess amount of the premium upon demand by Landlord. Tenant shall not do or permit to be done any act or thing in the Premises which would invalidate or conflict with the Building's insurance policies.

           (b)    At Tenant's expense, Tenant shall carry and maintain, or cause to be carried and maintained, at all times during the Term of this Lease, All Risk Property insurance covering the full replacement value of Tenant's alterations, improvements, betterments and contents (including those made by Landlord to prepare the Premises for Tenant), with deductibles reasonably satisfactory to Landlord. Neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others that has been entrusted to employees of the Building. Neither Landlord nor its agents shall be liable for the damage to any property of Tenant by theft unless caused by their sole gross negligence.

           (c)    At Tenant's expense, Tenant shall carry and maintain, or cause to be carried and maintained, at all times during the Term of this Lease, commercial general liability insurance described herein ("Liability Policy"). Such Liability Policy shall include Landlord (and any other party reasonably required by Landlord) as an Additional Insured, and shall be written on an "occurrence basis" and shall include, without limitation, blanket contractual liability coverage, broad form property damage, business interruption coverage, independent contractors coverage and personal injury coverage protecting Landlord as an Additional Insured, against liability (except for liability resulting from the gross negligence or willful misconduct of Landlord) occasioned by any occurrence on or about the Premises including portions of the Building affected by Tenant's use. Such primary Liability Policy shall be maintained in an amount not less than $1,000,000 for a single occurrence limit and $2,000,000 for an aggregate limit. In addition, Tenant shall maintain excess or umbrella liability insurance providing equally broad coverage in an amount of not less than $5,000,000.00.

           (d)    At Tenant's expense, Tenant shall carry and maintain, or cause to be carried and maintained, at all times during the Term of this Lease, Workers' Compensation and Employers' Liability insurance with respect to all of Tenant's employees working at the Premises and such other insurance or such additional amounts of insurance with respect to the Premises as is generally maintained by persons having similar exposures or properties similarly situated and as the Landlord shall from time to time reasonably require.

           (e)    The insurance required under Paragraph 12 shall be written by insurers authorized to conduct business in Georgia who are acceptable to Landlord and have an A.M. Best Company rating of at least "A-"/VIII.

           (f)    Not later than ten (10) Business Days prior to the Commencement Date of the Lease, Tenant shall deliver to Landlord the policies of insurance or an insurance certificate for the policies specified above in the form attached hereto as Exhibit H (for liability) and an ACORD 27 (for property) and shall thereafter furnish to Landlord, at least thirty (30) days prior to the expiration of any such policies and any renewal thereof, a new policy or certificate in lieu thereof. Each of the policies or Certificate shall contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord, the Manager and any lessors and mortgagees specified by Landlord at least thirty (30) days prior written notice thereof. Tenant shall promptly send to Landlord a copy of all notices sent to Tenant by Tenant's insurer.

           (g)    Tenant shall pay all premiums and charges for all of said Tenant's policies required to be maintained hereunder, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon at the Applicable Rate, shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

           (h)    Tenant may effect the coverage required under this Paragraph 12 under blanket insurance policies covering other properties of Tenant, provided that (1) any such blanket insurance policy shall specify therein, or the insurer under such policy shall certify to Landlord, any material sublimits in such blanket policy applicable to the Premises, which sublimits shall not be less than the amounts required pursuant to this Paragraph 12; and (2) any such blanket insurance policy shall comply in all respects with the other provisions of this Paragraph 12.

           (i)    Subject to Subparagraph 12(j) below, Landlord and Tenant hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, their affiliates, agents, officers or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Real Property of which the Premises are a part, by reason of fire, the elements, or any other cause which is insured against under the terms of an All Risk Property insurance policy referred to in this Paragraph 12 or that is otherwise insured against under an insurance policy maintained by the party suffering such loss or damage, regardless of cause or origin, except for the gross negligence or willful misconduct of the other party hereto and/or its agents, officers, or employees, and each party covenants that no insurer shall hold any right of subrogation against such other party.

           (j)    Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant's Alterations, leasehold improvements and Tenant's property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained or can be obtained only by payment of an additional premium above that which is charged by companies carrying such insurance without a waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party and such other party shall have ten (10) days after such notice to agree in writing to pay the additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant's rentable area to the total rentable area covered by the insurance); and if the other party does not agree or the waiver shall not be obtainable, then the provisions of this Subparagraph 12(j) shall be null and void as to the risks covered by the policy for so long as either the waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant as set forth in this Subparagraph (j) shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other's insurer are exhausted and the other party shall be unable to collect such insurance proceeds. The waiver of subrogation referred to in Subparagraph (j) above shall extend to the affiliates, agents and employees of each party (including, without limitation, the managing agent).

           (k)    To the fullest extent permitted by law, Tenant shall indemnify, defend and hold harmless Indemnitees from and against all claims, damages, losses, fines, suits, costs and expenses of whatever kind incurred in connection with any such claim or proceeding brought thereon, and defense thereof (including, but not limited to attorney's fees and expenses) arising out of or resulting from Tenant's use of the Premises and the Common Areas, including, but not limited to, any such claims, damages, losses and expenses attributable to (1) the filing of any lien or claim for payment, or (2) any accident, injury or damage in or about the Premises during the Term or during Tenant's occupancy of the Premises, or outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results from or is claimed to have resulted from an act, omission or negligence of Tenant or persons within Tenant's control, or (3) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled by Tenant, or (4) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or persons within Tenant's control. Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity that would otherwise exist as to any party or person described in this Paragraph 12. In any and all claims against Indemnitees by an employee of the Tenant or anyone directly or indirectly employed by Tenant or anyone for whose acts Tenant may be liable, the indemnification obligation under this Paragraph 12 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Tenant under Workers' Compensation acts, disability benefits acts or other employee benefit acts. If any claim, action or proceeding is made pursuant to this Parggraph, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitees' name, by attorneys Indemnitee may select.

           (l)    Tenant shall give notice to Landlord promptly after learning of any accident, emergency or other occurrence for which Landlord might be liable, any fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord's property.

           (m)    Except for the misconduct, omission, or negligence of Tenant, its agents and employees, Landlord shall indemnify and hold Tenant, its agents and employees, harmless from, and shall defend Tenant, its agents and employees, against, any and all claims or liability for injury or death to any person or damage to any property whatsoever occurring in or about areas of the Building other than the Premises caused by the grossly negligent or willful act or omission of any duty with respect to the same by Landlord.

     13.    DAMAGE AND DESTRUCTION.
           (a)    If the Building should be damaged, to the extent that: (i) in Landlord's reasonable judgment, repair would not be economically feasible; or (ii) that rebuilding or repairs cannot in Landlord's estimation, be completed within two hundred (200) days after the date of such damage; or (iii) if the insurance proceeds remaining after any required payments to Mortgagees are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease by giving Tenant written notice of such termination within ninety (90) days after the date of such casualty, and the Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination. Tenant covenants and agrees to cooperate with Landlord and any Lessor or Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord or Tenant, or any cause beyond the reasonable control of Landlord and its contractors.

           (b)    If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 12(a) above, but only to such extent that rebuilding or repairs are, in Landlord's estimation, economically feasible and can be completed within two hundred (200) days after the date of such damage and the proceeds of such insurance, after deducting any required payments to Mortgagee or Lessor, are sufficient for such rebuilding or repairs, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that: (i) Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant; and (ii) Landlord may elect not to rebuild if such damage occurs during the last year of the Term, exclusive of any option to extend the Term which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which the Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date of such damage, Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord within thirty (30) days after the expiration of such two hundred (200) day period. Such termination shall be Tenant's exclusive remedy. If Tenant fails to terminate this Lease within such 30-day period, Tenant shall be deemed to have waived its rights to terminate by reason of the failure of Landlord to complete such repairs and rebuilding within two hundred (200) days after the date of such damage.

           (c)  Notwithstanding anything herein to the contrary, in the event any Mortgagee or Lessor requires that the insurance proceeds be applied to the indebtedness due such Mortgagee or Lessor, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such Mortgagee or Lessor, whereupon all rights and obligations hereunder shall cease and terminate. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from any damage from fire or other casualty or the repair thereof.

     14.    SECURITY DEPOSIT.

           (a)    Tenant agrees to deposit the Security Deposit with Landlord upon execution of this Lease by Tenant, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any Event of Default (as defined in the Lease) by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such Security Deposit to the extent necessary to make good any arrears of Rent or other payments due Landlord hereunder, and any other damages, injury, expense or liability caused by such Event of Default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Tenant's failure to so restore the Security Deposit upon demand shall be deemed an Event of Default under this Lease. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such Security Deposit shall be returned to Tenant at such time after termination of this Lease as all of Tenant's obligations under this Lease have been fulfilled. Tenant shall not apply the Security Deposit to the last month's installment of Rent.

           (b)    In the event of the sale or lease of the Building or the Real Property and Landlord's transfer of the Security Deposit to the purchaser or lessee, Landlord shall be released by Tenant from all liability for the return of such cash Security Deposit.

           (c)    Tenant covenants that it will not assign or encumber the Security Deposit. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the Security Deposit shall be deemed to be applied to the payment of the Base Rent and Additional Rent owed Landlord for periods prior to the institution of such proceedings, and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord's damages.

     15.    DEFAULTS.    Each of the following events shall be deemed an "Event of Default" by Tenant under this Lease:

           (a)    Tenant's failure to pay the Base Rent or any other sum due hereunder if such nonpayment continues for five (5) or more days after the same is due and payable, provided, however, Tenant shall be entitled to five (5) days written notice to cure any monetary default under this Lease; provided, further, however, Landlord shall not be required to provide such notice more than twice in any twelve (12) month period; or Tenant's default in the prompt and full performance of any other provision of this Lease and Tenant does not cure the default within thirty (30) days after written demand by Landlord that the default be cured; provided, however, in the event such default cannot be reasonably cured within thirty (30) days after notice from Landlord, such time shall be extended so long as Tenant diligently prosecutes the cure of any such default to completion, provided, that, Tenant commences to cure such default within such thirty (30) days after notice from Landlord (unless the default involves a hazardous condition, which shall be cured forthwith upon Landlord's demand);

           (b)    If Tenant shall not, or shall be unable to, or shall admit in writing Tenant's inability to pay Tenant's debts as they become due; or if Tenant shall commence or institute any case, proceeding or other action seeking relief on Tenant's behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or if Tenant shall make a general assignment for the benefit of creditors; or if any case, proceeding or other action shall be commenced or instituted against Tenant seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant's property, which either results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or remains undismissed for a period of sixty (60) days; or if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or stayed within sixty (60) days; or

           (c)    Tenant's desertion or abandonment or failure to take possession of the Premises (or any substantial portion thereof); or

           (d)    Tenant's failure to discharge a lien placed against the Premises or the Building within thirty (30) days after written notice to Tenant of such lien or encumbrance shall have been filed.

     16.    REMEDIES.    Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies upon the occurrence of any Event of Default by Tenant:

           (a)    Landlord shall have the immediate right of reentry. Whenever Landlord terminates this Lease, it shall do so by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice with the same force and effect as though the date specified were the date herein originally fixed as the Expiration Date, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor;

           (b)     Landlord may terminate this Lease or terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. On the giving of the notice, all of Tenant's rights in the Premises shall terminate. Upon such termination, Tenant shall surrender and vacate the Premises in accordance with the terms of Paragraph 17, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. No termination under this Paragraph 16 shall release Tenant from the payment of any sum then due Landlord or from any claim for damages or Base Rent or Additional Rent or other sum previously accrued or then accruing against Tenant. Upon such termination, Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting, reasonable attorneys' fees actually incurred and like costs. Tenant shall also be liable immediately to Landlord for all unamortized leasing commissions and improvement allowances, if any. Reletting may be for a period shorter or longer then the remaining term of this Lease. No act by Landlord other than giving express written notice of termination to Tenant shall terminate this Lease. Landlord and Tenant hereby acknowledge that in the event of such termination, actual damages to Landlord may be difficult to ascertain and, accordingly, hereby agree that in such event, the net present value of the Base Rent due from the date of such termination to the expiration of the Term, less the fair rent value of the Premises as determined by Landlord, which determination shall be deemed conclusive, from the date of such termination until the expiration of the Term shall thereupon be immediately due and payable to Landlord as compensation and liquidated damages for Tenant's default and such termination and not as a penalty. Landlord's rights pursuant to this Paragraph 16, including without limitation, Landlord's rights to collect Base Rent and additional rent and other charges due under this Lease, shall survive any termination of the Lease, whether such termination is effected pursuant to this Paragraph 16 or otherwise. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby expressly agree that Landlord shall have no obligation or duty to mitigate or attempt to offset any damages which are or may be suffered by Landlord as a result of any default of Tenant under the Lease except as specifically required by law. Any payment by Tenant of a sum of money less than the entire amount due Landlord at the time of such payment shall be applied to the obligations of Tenant then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction, and any payment accepted by Landlord shall be without prejudice to Landlord's right to obtain the balance due or pursue any other remedy available to Landlord both in law and in equity.

           (c)    Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property shall be deemed to have been abandoned by Tenant and may either be removed and stored in a public warehouse or elsewhere or otherwise disposed of in Landlord's sole and absolute discretion, all at the cost of Tenant. The parties hereby agree that Landlord shall not be liable for the loss of such property or any damages thereto. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 16 shall be construed as an election to terminate this Lease unless an express written notice of such intention is given to Tenant.

           (d)    Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Landlord under this Paragraph 16, demand for payment of any rent, or demand for possession.

           (e)    Tenant shall and hereby agrees to pay all costs and expenses incurred by Landlord in enforcing any of the covenants and agreements of this Lease, or as a result of an action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenses and attorneys' fees shall, if paid by Landlord, be paid by Tenant to Landlord within fifteen (15) days of Landlord's written demand therefor, together with interest at eighteen percent (18%) per annum, but in no event in excess of the maximum lawful rate, from the date of Landlord's payment thereof.

           (f)    If, at any time (i) Tenant shall consist of two (2) or more persons or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant or (iii) Tenant's interest in this Lease has been assigned, the following provisions shall apply: (a) the liability of each person shall be joint and several; (b) each person hereby consents in advance to, and agrees to be bound by any Notices that may hereafter be given by any of the parties signing this Lease as Tenant; and (c) any Notices given or rendered to the persons signing this Lease as Tenant shall be binding upon all such parties.

           (g)    The foregoing provisions of this Paragraph 16 shall, as applicable, survive the Expiration Date or earlier termination of this Lease and shall apply to any renewal or extension of this Lease.

     17.    SURRENDER OF PREMISES.   Unless otherwise specifically provided in this Lease, Tenant will peaceably deliver to the Landlord possession of the Premises in broom clean condition, together with all Alterations upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements alone excepted at the expiration or sooner termination of this Lease. Tenant shall remove any Alterations required to be removed under Paragraph 7, furniture, equipment and computer and telephone cables belonging to Tenant, at Tenant's sole cost, and Tenant shall promptly repair any damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord, and Landlord may either retain or remove same in its sole discretion. Any expense incurred by Landlord in removing or disposing of Tenant's property or Alterations required under this Lease to be removed, shall be reimbursed to Landlord, by Tenant, as Additional Rent, upon demand. Tenant's obligations pursuant to this Paragraph 17 shall survive the expiration or sooner termination of this Lease.

     18.    HOLDING OVER.    Tenant will, at the termination of this Lease by lapse of time or otherwise, yield immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, or after reentry by Landlord without terminating this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance and not a tenancy at will. Tenant shall have no right to notice under Official Code of Georgia Annotated §44-7-7 of the termination of its tenancy. Tenant shall pay monthly installments of Rent equal to one hundred twenty-five percent (125%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination for the first thirty (30) days of such holding over, one hundred fifty percent (150%) for the next thirty (30) days of such holding over, and one hundred seventy-five percent (175%) thereafter, and subject to all of the other terms, charges and expense set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services, if any. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term except as otherwise expressly provided in a written agreement executed by both Landlord and Tenant. The provisions of this Paragraph 18 shall survive the expiration or earlier termination of this Lease.

     19.    BANKRUPTCY.

           (a)    For the purposes of the Bankruptcy Code, 11 U.S.C. §502(b)(7) all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute Rent.

           (b)    If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

           (c)    Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     20.    SUBSTITUTION OF PREMISES.   At any time after the date of execution of this Lease, Landlord may substitute for the Premises, other premises in the Building (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided: (a) the New Premises shall be similar to the Premises in area and appropriateness for the use of Tenant's purposes; (b) if Tenant is then occupying the Premises, Landlord shall pay the expenses of moving Tenant, its property and equipment to the New Premises and such moving shall be done at a time and in such manner so as to minimize, to the extent reasonably possible, the inconvenience to Tenant; (d) Landlord shall give to Tenant not less than ninety (90) days' prior written notice of such substitution; (e) Landlord shall, at its sole cost, Substantially Complete the New Premises with improvements substantially similar to those in the Premises; and (f) Landlord shall pay for Tenant's reasonable and actual costs for reprinting existing supplies of stationery, business cards and such other paper products.

     21.    SUBORDINATION; ESTOPPEL CERTIFICATES.   At the option of Landlord, Tenant agrees that this Lease shall remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the "Security Deeds") affecting the Building or the Premises, and Tenant shall promptly execute and deliver to Landlord such certificate or certificates in writing as Landlord may request, showing the subordination of the Lease to such Security Deeds, and in default of Tenant so doing, Landlord shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of Tenant, this authority being hereby declared to be coupled with an interest and to be irrevocable. Tenant shall upon request from Landlord at any time and from time to time execute, acknowledge and deliver to Landlord a written statement certifying as follows: (i) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (ii) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (iii) the date to which any rents and other charges have been paid in advance, if any; and (iv) such other matters as Landlord may reasonably request. In the event Tenant fails to comply with the above provisions within twenty (20) calendar days, Tenant irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this Paragraph.

     22.    MECHANICS' LIENS AND OTHER TAXES.

           (a)    Tenant shall have no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its Leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

           (b)    Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

     23.    QUIET ENJOYMENT.    Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or any party claiming by, through or under Landlord, subject to the terms and provisions of this Lease.

     24.    CERTAIN RIGHTS RESERVED TO LANDLORD.   Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder: (a) to change the name, street address, or suite numbers of the Building (provided that Landlord shall reimburse Tenant for its reasonable out-of-pocket costs for replacing existing quantities of stationery); (b) to install or maintain a sign or signs on the exterior of the Building; (c) to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises; (d) to close the Building after Business Hours and on Holidays subject, however to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and (e) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identifications and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or the Landlord's interests or as may be necessary or desirable in the operation of the Building.

     25.    NOTICES.

           (a)    Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands or other communications required to be given under this Lease ("Notice(s)") or shall be in writing and shall be deemed to have been properly given if delivered personally or by a recognized courier, with a signed receipt, or if deposited with the United States Postal Service (or any official successor thereto) designated certified or registered mail, return receipt requested, bearing adequate postage and addressed as follows, or at such other address as has been specified by written notice delivered in accordance herewith:

     If to Landlord:      North Atlanta Realty Acquisition Company, Inc.,
                          c/o J.P. Morgan Investment Management Inc., 522
                          Fifth Avenue, New York, New York 10036,
                          Attention: Mr. Douglas P. Lawrence, in each
                          case with copies to: (i) Insignia/ESG, Inc.,
                          945 East Paces Ferry Road, Atlanta, Georgia
                          30326 Attention: Property Manager; (ii) Altman
                          Kritzer & Levick, P.C., 6400 Paces Ferry Road,
                          Suite 224, Atlanta, Georgia 30339 Attention:
                          Barbara Botein, Esq.; and (iii) any Mortgagee
                          or Lessor who may have requested written notice
                          at the address designated by such Mortgagee or
                          Lessor;

     If to Tenant:        (i) at Tenant's address set forth in this Lease
                          if given prior to Tenant's taking possession of
                          the Premises, or (ii) at the Building if given
                          subsequent to Tenant's taking possession of the
                          Premises, or (iii) at any place where Tenant or
                          any agent or employee of Tenant may be found if
                          given subsequent to Tenant's vacating,
                          deserting, abandoning or surrendering the
                          Premises, or to such other address(es) as
                          either Landlord or Tenant may designate.

           (b)    Notices shall be deemed to have been rendered or given (i) on the date delivered, if delivered by hand or by a recognized courier, or (ii) three (3) days after the date mailed, if mailed as provided in Subparagraph 25 (a). Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Paragraph 25.

           (c)    Notwithstanding the provisions of Subparagraph 25(a), Notices requesting services for overtime periods pursuant to Paragraph 5 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and bills may be rendered by delivering them to the Premises without the necessity of a receipt.

           (d)    In addition to the Notice required in Subparagraph 25(a), Tenant hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, and all notices required under this Lease, the person in charge of or occupying the Premises at the time. If no person is in charge, then such service or notice may be made by attaching the same on the main entrance to the Premises and by mailing a notice to Powell Goldstein Frazer & Murphy, Attention: Timothy F. Coen, Esq., 191 Peachtree Street, N.E., 16th Floor, Atlanta, Georgia 30303. A copy of all notices under this Lease shall also be sent to Tenant's last address of which notice was given to Landlord in accordance with this Paragraph, if different from the Premises.

     26.    BROKERS AND AGENTS.    Tenant represents and warrants to Landlord that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than Tenant's Broker in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Tenant shall, and hereby agrees to, indemnify, defend and hold Landlord harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker other than Tenant's Broker. This provision shall survive the expiration or earlier termination of this Lease. Landlord represents and warrants to Tenant that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than Landlord's Broker in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith.

     27.    PARKING.

           (a)    Tenant acknowledges that Landlord does not, or in the future may no longer, operate or control the parking facility located beneath or adjacent to the Building, and that the rights granted by Tenant under this Lease do not include any rights to use such parking facility, which rights may only be separately secured by Tenant from the Landlord or operator thereof ("Operator"), as the case may be. Notwithstanding the previous sentence, Landlord shall grant or shall cause Operator to grant Tenant the right to lease up to twelve (12) spaces in such parking facility on a monthly basis. Such spaces leased on a "reserved" basis shall be at the rate of $90.00 per space per month during the Term, and spaces leased on an "unreserved" basis shall be at the rate of $55.00 per space per month during the Term. During the period from the Commencement Date until the day before the Rent Commencement Date, Tenant shall have the right to use such parking spaces without a monthly rental charge.

           (b)    Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the parking area when in Landlord's reasonable judgment any such closing is necessary or desirable (i) to make repairs or changes or to effect construction, (ii) to prevent the acquisition of public rights in such area, (iii) to discourage unauthorized parking, or (iv) to protect or preserve natural persons or property. Landlord may do such other acts in and to the parking area as in its judgment may be desirable to improve or maintain same. If Tenant is unable to use the leased spaces for these reasons, Landlord shall pro-rate the rent paid for the parking spaces and reimburse Tenant for the days when such spaces were unavailable.

           (c)    Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees, contractors and agents. Landlord may remove, at Tenant's expense, any vehicles which are parked or abandoned in violation of the Rules and Regulations propounded by Landlord from time to time.

     28.    Intentionally deleted.

     29.    MISCELLANEOUS.

           (a)    For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

                 (1)   The words "hereunder" and "hereby" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular
     Paragraph.

                 (2)    Tenant's obligations shall be construed as conditions as well as covenants, each separate and independent of any other terms of this Lease.

                 (3)   Reference to Landlord as having "no liability" or being "without liability" shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability against Landlord under this Lease or to
     Tenant's use or occupancy ofthe Premises.

                 (4)   Reference to "termination of this Lease" or "expiration of this
     Lease" and words of like import include expiration or sooner termination of this
     Lease and the Term and the estate granted or cancellation of this Lease pursuant to any of the provisions of this Lease or pursuant to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at 11:59 p.m.
     on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shallbe expressly provided for in this Lease, and (ii)
     for such obligations as by theirnature under the circumstances can only be, or by the provisions of this Lease, may be performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which

     shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

                 (5)   Words and phrases used in the singular shall be deemed to include the plural and vice versa.

                 (6)   The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

           (b)    The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. The duties and obligations of Tenant herein shall be binding upon all or any of them. The duties and obligations of Tenant shall run and extend not only to the benefit of the Landlord, as named herein, but to the following, at the option of the following or any of them: (i) any person, by, through or under which Landlord derives the right to lease the Premises; (ii) the owner of the Land; and (iii) holders of mortgage, deed to secure debt or rent assignment interests in the Premises, as their respective interests may appear; provided, however, nothing contained herein shall be construed to obligate Tenant to pay Rent to any person other than Landlord until such time as Tenant has been given written notice of either an exercise of a rent assignment or the succession of some other party to the interests of Landlord.

           (c)    The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

           (d)    This Lease sets forth the entire agreement between the parties and cancels all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. This Lease may not be altered, changed or amended (other than the Rules and Regulations) except by an instrument in writing signed by both parties hereto. Except as specifically provided in this Lease, it makes no representations or warranties concerning the Building on the Real Property.

           (e)    All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation all payment obligations with respect to Rent and all obligations concerning the condition of the Premises.

           (f)    If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

           (g)    This Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy is delivered to both parties hereto.

           (h)    Time is of the essence of this Lease and all of its provisions; provided, however, the failure of Landlord to provide Tenant with any notification regarding adjustments in Rent within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments, which payments shall be made at such time as notice is subsequently given.

           (i)    Landlord shall have the right at any time, and from time to time, to amend unilaterally the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the Rent paid by Tenant to Landlord hereunder is, or may be deemed to be, unrelated business taxable income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, or if any other provision of this Lease shall result in an ERISA violation by Landlord, Tenant agrees that it will execute all documents necessary to effect any such amendment, provided that no such amendment shall increase Tenant's obligations or other liability under this Lease or reduce Landlord's obligations or liability hereunder.

           (j)    The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent or other sums due hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

           (k)    Tenant agrees to comply with current and future restrictions of record that are applicable to the Building or Real Property.

           (l)    Landlord and Tenant represent and warrant that each has the full right and authority to enter into this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

           (m)    This Lease shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent as specifically provided in Paragraph 10 of this Lease.

           (n)    Notwithstanding anything contained elsewhere in this Lease, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction required of Landlord by this Lease or applicable law. In such event, Tenant's only remedy for any refusal, withholding or delay which is determined to be unreasonable or in contravention of this Lease or applicable law shall be an action for specific performance or an injunction to enforce any such requirement.

           (o)    Anything contained in this Lease to the contrary notwithstanding, Tenant shall look solely to Landlord's interest in the Building (which shall include rental or sales proceeds related to the Building) for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee, the holder of any deed to secure debt or lessor of the Real Property. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

           (p)    This Lease shall be governed by and construed under the laws of the State of Georgia, without regard to the conflicts of laws rules of such state. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Fulton County, Georgia. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby consent to the service of process and jurisdiction of the courts of the State of Georgia. The parties stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease. If any words or phrases in this Lease are stricken out or otherwise added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated. The Tenant hereby represents that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity. The provisions of this Subparagraph 29(p) shall survive the expiration or sooner termination of the Lease.

           (q)    Tenant agrees to pay all attorneys' fees and expenses the Landlord incurs in enforcing any of the obligations of Tenant under this Lease or in any litigation or negotiation in which Landlord shall, without its fault, shall become involved through or on account of this Lease.

           (r)    Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

           (s)    Neither this Lease nor any memorandum of this Lease shall be recorded.

           (t)    Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise.

           (u)    Should Landlord assign this Lease as provided for above, or should Landlord enter into a security deed or other mortgage affecting the Premises and should the holder of such deed or mortgage succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Term hereof remaining after such succession, and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Upon any assignment or transfer of Landlord's interest in this Lease, Landlord shall automatically be released from any liability arising under this Lease from and after the date of such assignment or transfer. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into such agreement, provided that the same does not materially modify any of the economic provisions of this Lease.

           (v)    Except as otherwise provided in this subparagraph, this Lease and the obligation of Tenant to pay Rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord's obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, governmental preemption in connection with an emergency, requirements of law, conditions of supply and demand which have been or are affected by war or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord's reasonable control ("Unavoidable Delays"). If Tenant is unable to make repairs or cure an environmental problem as required under this Lease because of Unavoidable Delays, Tenant shall not be in default of this Lease and the time for Tenant's obligation to make such repairs or cure such environmental problem shall be extended for a reasonable period after the end of such Unavoidable Delays.

           (w)    Landlord shall provide Building-standard signage for Tenant in the Directory in the lobby and near the entrance to the Premises.

     30.   GLOSSARY.    The following terms shall have the meaning indicated below:

     "Additional Rent" shall have the meaning set forth in Subparagraph 3(a).

     "Alterations" shall mean improvements, additions, replacements or other physical changes in or about the Premises.

     "Applicable Rate" shall mean the lesser of (a) three percentage points over the then current Base Rate and (b) the maximum rate permitted by law.

     "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute, federal or state, of similar nature and purpose.

     "Base Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

     "Building" shall mean the building described in Subparagraph 1(a), and any other buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor.

     "Building Systems" shall mean the base Building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building, but shall not include installations made by Tenant or fixtures or appliances.

     "Business Days" shall have the meaning set forth in Subparagraph 5(a).

     "Business Hours" shall have the meaning set forth in Subparagraph 5(a).

     "Control" shall have the meaning set forth in Subparagraph 10(f).

     "Estimated Escalation Increase Statement" shall have the meaning set forth in Subparagraph 3(b).

     "Event of Default" shall have the meaning set forth in Paragraph 15.

     "Expiration Date" shall mean the Expiration Date set forth in Subparagraph 1(h) or such earlier or later date on which the Term sooner or later ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

     "HVAC System" shall mean the Building Systems providing heat, ventilation and air conditioning.

     "Hazardous Substances" shall have the meaning set forth in Subparagraph 4(b).

     "Indemnitees" shall mean Landlord, its trustees, partners, affiliates, shareholders, officers, directors, employees, agents and contractors and the Manager.

     "Landlord" on the date as of which this Lease is made, shall mean NORTH ATLANTA REALTY ACQUISITION COMPANY, INC., a Delaware corporation, but thereafter, "Landlord" shall mean only the fee owner of the Real Property or, if there then exists a Superior Lease, the tenant thereunder.

     "Lessor(s)" shall mean a lessor under a Superior Lease.

     "Manager" and "Managing Agent" shall mean Insignia/ESG, Inc. or any successor contractor under Landlord's contract for the management of the Building.

     "Mortgage(s)" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.
     "Mortgagee(s)" shall mean any trustee under or mortgagee or holder of a Mortgage.

     "Notice(s)" shall have the meaning set forth in Subparagraph 25(a).

     "Operating Expenses" shall have the meaning set forth in Subparagraph 3(c).

     "Operating Year" shall mean each calendar year that includes any part of the Term.

     "Revised Escalation Statement" have the meaning set forth in Subparagraph 3(b).

     "Substantially Completed" or "Substantial Completion" shall, whenever used in this Lease with respect to work to be performed by Landlord, be deemed to mean that state of the progress of such work as shall enable Tenant to have (a) the services to be provided to Tenant pursuant to Paragraph 5, and (b) access to the Premises to commence Tenant's use and occupancy of the Premises without material interference by reason of the completion of unfinished details of work to be performed by Landlord. To the extent that Substantial Completion would have occurred but for Tenant Delay, then Substantial Completion shall be deemed to have occurred on the date it would have occurred but for the Tenant Delay.

     "Superior Lease(s)" shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements and modifications thereof.

     "Tenant" on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any successor tenant hereunder shall not be released from liability hereunder in the event of any assignment of this Lease.

     "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property.

     31.    OPTION TO CANCEL.    Provided that there is no uncured default under this Lease and that this Lease shall be in full force and effect at all times mentioned in this Paragraph 31, Tenant shall have the one-time right to cancel this Lease, effective as of the third (3rd) anniversary of the Rent Commencement Date (the "Cancellation Option Termination Date "), provided that (i) Tenant shall have given Landlord, at least six (6) months prior to the Cancellation Option Termination Date, a notice (the "Cancellation Notice") of Tenant's cancellation of this Lease effective as of the Cancellation Option Termination Date, and (ii) within no more than sixty (60) days after delivering its Cancellation Notice, Tenant shall have paid Landlord an amount equal to the unamortized Tenant Improvements and commissions (the " Cancellation Payment") by certified or regular check payable to the order of Landlord. Time is of the essence with respect to the giving of the Cancellation Notice and the making of the Cancellation Payment. Upon the timely giving of the Cancellation Notice and the timely payment of the Cancellation Payment, the Term of this Lease shall expire on the Cancellation Option Termination Date as if such date were the Expiration Date and neither party shall have any further rights or obligations under this Lease except for such rights and obligations which expressly survive the termination or expiration of the term of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                                    NORTH ATLANTA REALTY ACQUISITION
                                                    COMPANY, INC., a Delaware
                                                    corporation,
     WITNESS:                                       as Landlord

By:_________________________                        By: ________________________________
   Name:____________________                            Douglas P. Lawrence
   Title:___________________                            Vice President

                                                    INTACTA TECHNOLOGIES, INC.
     WITNESS:                                       a Nevada corporation, as Tenant

By:________________________                         By:___________________________
   Name:___________________                            Name:______________________
   Title:__________________                            Title: ____________________

EXHIBIT A

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 9 of the 17th District of Fulton County, Georgia and being more particularly described as follows:

BEGINNING at a point located north 16 degrees 03 minutes 39 seconds east, a distance of 153.51 feet from MARTA Monument N47 located at Coordinates N1, 339,118.107 and E442,664.459, 1927 Georgia Transverse Mercator Grid System, West Zone, as adjusted in 1974 for the Metropolitan Atlanta Rapid Transit Authority, as set forth in Plant Book 107, pages 1 through 18, in records of the Clerk of the Superior Court of Fulton County, Georgia; thence running north 28 degrees 52 minutes 09 seconds west, a distance of 127.51 feet to a point on the southeasterly right-of-way line of East Paces Ferry Road; running thence south 57 degrees 53 minutes 11 seconds west, along said southeasterly right-of-way line of East Paces Ferry Road, a distance of 333.85 feet to a point; running thence south 32 degrees 06 minutes 49 seconds east, a distance of 121.34 feet to a point; and running thence north 57 degrees 52 minutes 58 seconds east, a distance of 326.63 feet to the point of beginning.

The above described property is more particularly shown and delineated on As-Built Survey for Resurgens Plaza South, prepared by W.L. Jorden and Company, Inc., dated December 12, 1985, as last revised February 13, 1986.

EXHIBIT B
FLOOR PLAN

EXHIBIT C

BUILDING STANDARDS FOR ALTERATIONS

     1.     Building Standards: Tenant shall comply with these Building Standards for Alterations ("Standards") in addition to all other provisions set forth in or referred to in the Lease. The Standards shall not be construed as limiting or otherwise modifying the terms and conditions of Tenant's Work Agreement. Landlord reserves the right to add to, delete or modify the Standards at any time.

     2.     Consent of Landlord: Tenant will make no Alterations except as permitted by the Lease. The Manager will furnish a list of contractors who may perform Alterations to the Premises upon Tenant's request. Tenant may not employ any contractor or subcontractor whose presence in the Building would cause labor disputes, work stoppages or picketing by other tradesmen working in the Building. Landlord reserves the right to refuse permission to commence construction to a contractor that which does not comply with these Standards. Contractor shall retain on the job site a set of approved plans which bears the signature of the Manager. Upon completion of the work, Tenant shall provide Manager with Contractor's drawings, indicating any changes to existing electrical or plumbing lines or telephone wiring. Landlord, at Tenant's expense, shall make whatever updates are necessary to the Building's drawings to reflect the Alterations made by Tenant.

     3.     Changes in the Work: Any changes in the scope of work, whether it affects the contract amount or not, must go through the Manager where a change order will be initiated. No change in the work will be accepted without a signed change order.

     4.     Quality of Work: Landlord will not accept any work that is not of the quality comparable to other work in the Premises and previously approved by Landlord; if no such work exists, the work shall be comparable to other work in the Building previously approved by Landlord. All material will be as specified in bid documents or, in the absence of any specifications, of the highest quality.

     5.     Permits: No work shall commence without receipt of all original permits and approvals as required by any agencies having jurisdiction. All such permits and approvals shall be secured and paid for by Tenant's Contractor.

     6.     Drawings: Except as provided in Paragraph 7 of the Lease, prior to the commencement of any work, Tenant shall, at Tenant's expense, submit to the Manager for review and approval by Landlord and its professional consultants one set of mylar sepias and two sets of blue lines of final architectural, mechanical, and structural drawings properly signed and sealed by a registered architect or professional engineer. Tenant's architect and engineer shall each be duly licensed in Georgia. All plans must be drawn at either 1/8" or 1/4" per foot scale; details must be of sufficient scale to show complete information.

Drawings must show all existing conditions, i.e., walls, doors, columns, lights, switches, electric and telephone outlets, as well as: (i) indicate all work to remain; (ii) show existing work to be removed; (iii) add new work; (iv) provide legend of material covering all new and existing work, indicating location types, sizes and fire ratings of all partitions of any type of material and construction; and (v) provide plot plan showing location of work, public corridors, Building stairs and elevators. All new work, partitions, doors, electrical and telephone outlets must be fully dimensioned. Aligning work with existing work is permitted; however, no dimensions should be given from work that is to be demolished. Where possible, dimensions should be given from existing walls, column faces or center lines of window mullions. Drawings must indicate whether dimensions are from partition face or partition centerline.

     A.     Architectural Working Drawings and Specifications: Drawings must include, without limitation, the following plans:

            (i)  Partition Plan including the location, types, sizes and fire ratings of all partitions and doors of any type of material and construction.

            (ii) Door and Hardware Schedule including the location, types, sizes, fire ratings and finishes of all door frames, door and door saddles of any type, and all associated hardware including types, sizes, manufacturer, model numbers and finishes of all lock-sets, latch-sets, hinges, closures, electronic and/or magnetic locks and/or hold open devices, door stops and any other hardware included but not specifically mentioned herein.

           (iii) Glass and Glazing Schedule including the types, sizes, thickness, fire ratings and finishes of all glass and glazing components and framing.
                 Glassand glazing components shall include all windowed doors, side-
                 lights, pass-throughs, clear stores and framing.

            (iv) Reflected Ceiling Plan including the types, manufacturers, model numbers, sizes, voltages, wattages, diffuser and/or reflector types, switchingarrangements for lighting, emergency lighting, exit lighting, fire andlight safety system speaker-strobes, speakers, alarm horns, alarm bells, smoke detectors, heat detectors, or any other fire alarm devices, sprinkler heads, air conditioning diffusers and/or return grilles. The drawing shall include the ceiling types throughout the Premises including the manufacturer, style and/or model numbers and finishes of any acoustical ceiling systems, including main bars, grids and molding. This drawing either shall show the start points of the ceiling in all locations or be fully dimensioned. All inclusions specified herein are required whether or not this information is also included on the engineering drawings.

            (v)  Power, Telephone and Communication Plan including all wall mounted electrical power outlets, whether ganged or separately circuited, specifying type, style, color and finish of outlets and cover plates, mounting positions and heights. This drawing shall show all telephone and communication outlets including manufacturer, style, color and finish of cover plates, and mounting positions and heights. All floor mounted outlets must have poke-through installation and use the cellular floor system. No floor chasing will be allowed.

            (vi) Finish Plan including all wall, floor, base and trim finishes throughout the Premises.

           (vii) Details of any type required to understand the type and quality of the various components of the various installations.

          (viii) Specifications of any type, as required for the complete implementation of the work.

            (ix) Demolition Plan to the extent necessary to obtain a permit and to ensure that the bidding general contractors understand the scope and limits of the required demolition and removals.

     B.     Mechanical Drawings and Specifications:

            (i) Include all details, changes and/or additions to the base Building heating, ventilating and air conditioning system servicing the Premises clearly indicating the method proposed to accomplish the required ventilation indexand meet the requirements of the local code and any other requirements covering this construction.

           (ii) Where supplemental air conditioning is required, the HVAC design will include the following design and installation criteria:

                   (a)   Piping 4" and smaller must be Type-L Seamless copper of the proper pressure rating with brazed of silver soldered
                         connections and ANSI wrought copper fittings of the proper pressure rating;

                   (b)   Piping 5" and larger must be schedule 40 Seamless steel
                         piping of the proper pressure rating with welded connections and ANSI steel fittings of the proper pressure rating;

                   (c)   Piping must be sized for a velocity range of 3 to 8 feet per second;

                   (d)   Duplex circulating pump casings must be rated for the
                         appropriate pressure rating. The flow rate shall be as
                         required by the system at the velocity range indicated above.
                         The pump head shall handle the resistance which must be
                         overcome in the supplemental system piping. Pumps must operate continuously;

                   (e)   All transitions from steel to copper or bronze must be made through di-electric unions;

                   (f)   Approved valves shall be as follows:
                         (a) Up to 3": stainless steel ball valves only.
                         (b) 4" and larger: Grinnell high performance butterfly valves per Building standard or stainless steel ball valves.
                         (c) Gate valves and globe valves will not be allowed.

                   (g)   No dead-end future piping connections will be incorporated into the condenser water system piping;

                   (h)   Condenser water flow rate will not exceed two gallons per
                         minute per ton;

                   (i)   Riser connections for Tenant's system(s) will be installed by the Building at Tenant's expense by means of wet-taps at the prevailing cost established by the Manager;

                   (j)   Tenant shall pressure test Tenant's Condenser Water System in its entirety to a minimum of 1½ times its working pressure prior to System activation and submit reports of pressure test to Building Manager; and

                   (k)   Tenant, at its expense, shall engage Landlord's water treatment company to clean and chemically treat its condenser water piping prior to System activation.

          (iii) Tenant, at its expense, shall engage Landlord's Structural Engineer to review the proposed method of supporting all Tenant's equipment which is greater than the live load for the Premises specified in the Certificate of Occupancy.

     C.     Electrical Engineering Drawings shall include:

            (i)    Lighting Plan;
            (ii)   Telephone and Communications Plan;
            (iii)  Tenant Power Plan;
            (iv)   Single, line diagram of the Tenant's electrical distribution from the point of connection to the existing buss duct(s) or power riser(s)
                   up to and including all tenant distribution panels;
            (v)    Panel schedules including accurate phase balance calculations; and             (vi)   Calculation of entire electrical load expressed in resultant watts per square foot.

     D.     Plumbing / Engineering Drawings: All proposed modifications and/or additions to the Building's domestic hot and cold water systems and domestic waste and vent systems must be shown, including all points of connection to the hot water, cold water, waste and vent risers. Work to be done in any ceilings in any other tenant spaces or in the common areas must be done on overtime.

     E.     Sprinkler System Engineering Drawings shall include:

            A.    Complete system lay-out, including the 1,500 square foot remote area;
            B.    All hydraulic calculations;

            C.    Any requirements of the any governing agency; and
            D.    The Base Building sprinkler riser diagram updated to include the current installation(s).

     F.     Fire and Life Safety System Engineering: The drawings must include fire/smoke detection devices, alarm devices, warden stations and other requirements of all applicable codes and laws including, but not limited to Title III of ADA. The engineer shall consult with the
            Building's Class "E" system vendor, currently Simplex Systems
            (770) 447-6015, and incorporate the actual point to point wire diagrams for the required system modifications on the fire/life safety system drawings. These drawings must show a device location, an operational sequence,and a one-line riser diagram. They must also include notes indicating the following:

            (i)  That all required Class "E" System work must be included under the general contract as a sub-subcontract to the electrical
                 sub-contractor;

            (ii) That the system modifications must be demonstrated as operable in the presence of the consulting engineer, the Building's Chief
                 Engineer, the Manager or a designee. Notice of the test must be given to all parties at least 72 hours in advance;

           (iii) That the contractor has included in his price: all necessary re-
                 programming and any other head-end Class "E" System work; an update of the Class "E" System riser diagram; and any lateral wiring changes from the riser to the Fire Command Station and from the subject spaces to the applicable Class "E" System sub-panels.
                 The modified diagram shall also note all types and quantities of field devices installed, relocated or modified in the Premises; and

            (iv) That the General Contractor is responsible for ensuring, at its expense, that its electrical subcontractor and Class "E" System sub-
                 subcontractor will correct any defect which may appear on any Fire
                 Department inspection of the work covered under this contract and will be responsible for any fines levied and reinspection fees as a result of any such letter of defect or violation.

     G.     Structural Engineering: If structural modifications or improvements would exceed the structural floor load as noted in the Certificate of Occupancy, drawings must be developed by a structural engineer licensed to practice in the State of Georgia and must include, without limitation:

            (i)  Structural steel modifications, fireproofing repairs, new slabs, including re-enforcing details, a list of all controlled inspections, and any other details necessary to fully outline the work necessary to maintain the structural integrity;

            (ii) All structural engineering calculations. No modifications may be undertaken without the express written consent of Landlord's structural engineer, and such modification shall

                 be done at Tenant's expense.

     7.     Compliance with Codes, Rules & Regulations: All designs and construction of the proposed Alterations shall comply with all federal, state and local laws, rules and regulations. Landlord or Contractor agrees to abide by all the regulations imposed by Manager with respect to "hazard communication," "lockout/tagout," "health and safety" or any other program in place at the time. Contractor also agrees to train its employees in all proper procedures required by these programs or any other safety program deemed necessary by Contractor for the proper protection of the general public and its employees or as required by any Federal, State or local agency.

     8.     Landlord's Review of Work: All work shall be subject to periodic review by Landlord's representative.

     9.     Tenant's Responsibility: Landlord shall not be responsible for any disturbance or deficiency created in the air-conditioning or other mechanical, electrical or structural facilities within the Building as a result of any Alterations. If any disturbance or deficiency in the air-conditioning or other mechanical, electrical or structural facilities within the Building results from Alterations, Tenant shall correct the resulting conditions and restore the services to the satisfaction of Landlord.

     10.    Elevators: Tenant's contractors must comply with the Building's Rules and Regulations concerning the availability and charges for use of the elevators and personnel as well as the handling of materials, equipment and debris. The freight elevator is the only elevator approved for use by Contractors without prior authorization from Building Management.

            The freight elevator operates from 5:00 a.m. - midnight Monday - Friday; all other after-hours use must be pre-approved by Building Management.

     11.    Telephone: The Manager's telephone will not be made available for Contractor's use. Other arrangements should be made if direct contact with the job site is necessary.

     12.    Inquiries and Submissions: Contact Manager with all inquiries, submissions, approvals and all other matters.

     13.    Demolition, Dusty Work and Construction: All demolition and removals must be performed after 6 p.m. and before 8:00 a.m. on Business Days or on weekends, and the Manager must be given at least 48 hours prior written notice. The delivery, handling and installation of materials, equipment and debris must be prearranged. Cleaning must be controlled to prevent dirt and dust from infiltrating into adjacent tenant premises or mechanical areas. The Contractor shall inform the Manager of any dusty work 24 hours in advance of the commencement of such work and to ensure that the Building's HVAC system and smoke detector sensors are properly protected. Dusty work is defined as, but not limited to, sheetrock cutting and sanding, extensive brooming or sweeping, wood cutting and sanding, etc. Failure to make such notification will, without exception, result in the Contractor absorbing the cost, at its sole expense, of placing the HVAC system and smoke detector sensors back in clean condition. Prior to the setting of any container used to dispose of construction debris, approval must be given by the Building Manager. Steps must be taken by the Contractor not to allow said container to damage parking or any area it might occupy. Should such damage occur, it shall be repaired at the sole cost of the Contractor in a timely manner or Landlord will repair such damage and deduct cost of repair from the contract amount. Contractors are not permitted to place any items in the compactor for any reason. Contractor shall at all times, on a day-to-day basis, keep the site free from accumulations of waste materials, debris, or rubbish caused by Contractor's employees or work. Upon completion of work, all surplus materials, debris, temporary connections, tools, etc. will be removed by Contractor and all areas left in broom-swept condition. This includes cleaning all surfaces involved in or affected by the work. Disposal of any existing materials in the work area, except as directed by the Management Office, shall be the Contractor's responsibility.

     14.    Completion Certificates & Completion of Work: Tenant and/or Tenant's contractor shall submit certificates to Landlord upon completion of work.

     15.     Access to the Real Property: The Building Operating Hours are from 8:00 a.m. to 6:00 p.m. Contractors requiring after-hours access must apply by written notice to the Manager given at least 48 hours in advance. Upon entering the Building, all employees of contractor shall sign in at the security desk in the lobby and present a photo I.D.

     Contractors requiring roof access must: (A) be pre-approved by the Manager; (B) sign in on the Contractor Log; (C) sign an Indemnification Agreement; (D) sign out the appropriate key on the Key Sign-Out Log; and (E) sign the key back in on the log upon returning to security console. A Building maintenance engineer must accompany all contractors to the roof.

     Parking deck entrance and exit roll-down gates are open from 5:30 a.m. - 7:45 p.m. Monday - Friday, and are closed all day Saturday and Sunday. Contractors and anyone in their employ shall park off-site or in areas designated by Manager. No free or validated parking is available.

     All deliveries must go through the loading dock elevator, the basement, and the Building freight elevator unless prior authorization has been granted by the Manager. No deliveries shall be brought into the Building operating hours unless prior authorization has been granted by Building Manager.

     The following work shall be performed after 6:00 p.m. and before 8:00 a.m. on Business Days or on weekends, provided that at least 48 hours' written notice is given to the Manager: (1) work in any other tenant's area; (2) work in any Common Area of the Building that would interfere with the normal use of such common area; (3) work requiring the shut down or cessation of any utility; (4) any coring, drilling, hammer drilling, demolition or any other activity that generates or causes noises; or (5) enamel based paint. Any costs associated with any utility shutdown will be at Tenant's expense. All work involving areas other than Tenant's Premises must be completed by the next Business Day with such area restored to the same condition as existed immediately prior to such work.

     16.    Transfer and Storage of Materials and Tools: All construction materials, tools, trash, etc. will be transferred to and from the construction area with the utmost regard for the Building's surfaces. Only elevators designed for such use will be utilized and only at such times as permitted and scheduled by the Manager. The top of the elevator cabs must not be used to transport materials without prior approval of the Manager. Physical assists for such transport must be provided by the Building's elevator contractor. Unless authorized for disposal by the Manager, any materials taken out of the Premises during demolition and not scheduled for re-installation in the Premises will remain the property of the Building. These materials shall be placed in storage by the Contractor in an area designated by the Manager

     17.    Prohibited Activities: Burning of holes in structural steel and chopping of fire proofing around structural steel unless specifically noted in the Tenant's drawings and reviewed and approved by Landlord's architect, engineers and code consultant. Smoking, chew tobacco/snuff and radios are prohibited in all areas of the Building. Contractor employees are encouraged to go off-site for food; however, any eating on-site shall be confined to the designated construction office. There will be no loitering in the Common Areas or Management Office. Contractor employees shall not in any way disrupt tenants or employees. It will be the Contractor's responsibility to ensure that these regulations are followed and enforced. Violation of any of the above may result in the employee's removal from the job site.

     18.    Facilities: Contractors' employees will use their designated port-o-let only at dock and use spigot at loading dock for water and cleaning their equipment; however, these rooms must be cleaned by the user after each use. If these areas are not kept clean, further access privileges will be denied. Plumbing fixtures and appliances shall be used only for purpose for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Contractor or employees shall be repaired and replaced at Contractor's sole cost and expense.

     19.    Common and Tenant Areas: Common and tenant areas shall be kept clean at all times; materials shall not be left in any common area for any duration. Building entries, passages, doors, elevators, elevator doors, hallways or stairways shall not be blocked or obstructed by Contractor equipment or materials. No rubbish, litter, trash, or material of any nature shall be placed, emptied or thrown into these areas at any time. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other parts of the building without prior approval of the Building Manager.

     20.    Construction Utilities: Electricity and water, in reasonable quantities, will be provided without cost to the Contractor. Reasonable quantities is defined as lighting, portable power tools, drinking water, etc. Any uses in excess of the above, and not previously approved by the Building Manager, will be billed back to the Contractor at a rate not to exceed that charged by the applicable utility plus a 21% administrative fee. Contractor is responsible for any temporary connections, extensions, etc., to enable use of these utilities and will remove same upon completion of work.

     21.    Utility Interruption: Should there be a required utility interruption, Contractor shall give the Building Manager at least 72 hours written notice. Should there be an accidental interruption, Contractor will immediately repair the interruption. Should these repairs not be made in an expeditious manner, Owner will make needed repairs and deduct the cost of same from contract amount.

     22.    Insurance and Indemnification: Before commencing work, Tenant and each contractor and subcontractor must furnish certificates of Worker's Compensation Insurance and Certificates of Insurance issued by an insurance carrier licensed to do business in Georgia and acceptable to the Landlord naming Landlord and the Manager as Additional Insureds with the following coverage which must be maintained until completion of the work and written on an "occurrence" basis:

     (A)  Worker's Compensation and Employers' Liability Insurance covering each and every worker employed in, about or upon the work, as provided for in all statutes applicable to Worker's Compensation and Employers' Liability.

     (B)  Commercial General Liability Insurance for not less than the following limits:

     Personal Injury:                 $ 1,000,000 per person
                                      $ 3,000,000 per occurrence

     Property Damage:                 $ 500,000 per occurrence
                                      $ 1,500,000 per aggregate

Tenant must also carry automobile liability insurance and blanket contractual liability coverage for Tenant's indemnity obligations to Landlord under the Lease into which these Standards are incorporated.

     (C)  Umbrella Coverage                $1,000,000

     (D)  Builder's All-Risk in an amount equal to the value of Tenant's work on completion

Before commencing work, Contractor must deliver to Landlord: (i) an agreement satisfactory to Landlord pursuant to which Contractor agrees to indemnify and save harmless Landlord against loss or expense by reason of liability imposed by law upon Landlord because of personal injuries (including death), accidentally sustained by any person or persons or on account of damage to property arising out of or in consequence of the performance of any Alterations caused by the negligence of Contractor, its employees, agents, subcontractors or suppliers; and (ii) a waiver of claim in a form reasonably acceptable to Landlord. Contractor must cause each insurance policy containing the insurance required under this these Standards to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord.

Landlord shall not be responsible for lost or stolen personal property, equipment, money, or materials from Contractor areas or public rooms, regardless of whether such loss occurs when the area is locked against entry or not.

     24.    Patching: Any penetration through the floor slab must be patched with concrete through the full penetration in conformity with the fire code.

     25.    Piping: All piping must be concealed and properly supported, anchored and fixed at all times independent of any other mechanical and/or electrical duct work, piping and/or conduit.

     26.    Waterproofing: All toilet rooms, pantries with dishwashers or water service must have membrane waterproofing over the entire room and up all partitions 4".

     27.    Partitions: Permitted in the reflected ceiling area provided they are perpendicular to the exterior wall and are located on mullions. All partitions must be acoustically insulated. All corridor partitions and doors must have a fire rating as described below under these Standards.

     28.    Woodworking and Cabinetry: Built-ins constitute Alterations and must be of fireproof construction and conform to all Standards set forth herein. A copy of fireproof certificates must be submitted to Landlord.

     29.    Domestic Water System: Cold and hot domestic water piping from pump discharge to and including any main risers must be type-L copper tubing of proper pressure rating with braised or silver soldered fittings. Branch piping must be type-L copper tubing with soldered connections (95/5 - no lead). Valves must be compatible in pressure rating and material with the piping materials and must not cause the formation of di-electric couples. Only ball valves may be used on three inch tubing or smaller. Only Building standard high-performance grinnel butterfly valves may be used in piping over three inches. Waste and vent piping must be cast iron with no-hub connections.

     30.    Electrical Alterations:

     A.     Temporary Lighting: Must be secured every six feet with switch control and turned off when not required. Switches must be provided for continuous access and use by Building personnel. Space lamps must be supplied by the electrical contractor throughout the job.

     B.     Greenfield: Connections must be concealed and not exceed three feet in length for motors and six feet in length for lighting fixtures.

     C.     Power Wiring: Must be run in Electrical Metallic Tubing ("EMT") or rigid threaded steel aluminum conduit and run parallel or perpendicular to the ceiling grid (no diagonal runs). All wiring must be properly grounded.
            Type AC armored cable (BX) may be used for general 15 and 20 ampere lighting and utility branch circuit wiring. Use shall be limited to concealed dry locations with cables suitably secured and supported at intervals not exceeding 3 1/2 feet. Cable must not rest on finished ceiling construction or impair removal of any accessible ceiling tile and must run with all connections fittings of the lock-nut type.
            Sizing must be in accordance with engineering drawings. Wiring from the first outlet powered from the branch circuit (homerun) must be installed to the panelboard in rigid IMC or EMT conduit of 3/5 inch minimum size.
            Type AC armored cable may not be used for connections to lighting fixtures supply, ends embedded in slabs or installed in masonry construction.

     D.     Telephone / Data / Fire and Life Safety Wire - Wiring emanating from the base Building telephone closet or any other shaft or raceway must be run in rigid threaded steel or aluminum conduit or Electric Metallic Tubing from the common area closet, shaft or raceway through the Tenant's demising wall. Conduit or EMT must be used in all walls and/or other enclosures from the outlet box to a point above the hung ceiling where it may be terminated at a 90° angle from the vertical run. All other wire within the Premises may be run in plenum rated cable. Fire and
            Life Safety System wiring shall not be bundled with any other wiring.

     E.     Panels: Must be properly grounded, phase balanced and tagged.

     31.    Furniture & Carpeting: Must be certified nonflammable and bear the
            Underwiters' Laboratory approval.

     32.    Pantry: Equipment must be individually circuited 15 amp per 3 kw.

     33.    General Contractor's Responsibilities: (1) Provide a superintendent or foreman on the Premises at all times; (2) Maintain cleanliness and protection of all areas, including work area elevators, loading docks, etc.; (3) Protect all induction units and thoroughly clean all filters and coils on completion of work; (4) Mask supply diffusers and return grills to keep dust from entering the Building's air systems; (5) Avoid and prevent the disturbance of other tenants; (6) Assure that no work is to be performed in Building's mechanical equipment rooms, service areas or electrical closets by any contractor or subcontractor unless approved in writing as required; (7) Understand that if contractor is negligent, Tenant will be charged for any corrective work done by Landlord; and (8) Assure that construction personnel carry proper identification at all times.

     34.    Common Area Corridor and Window Wall: Landlord reserves the right to exercise control over the construction methods and appearance of the common areas of the Building, including all aspects of Tenant entry doors and signage opening to the common area corridors of multi-tenant floors. The following design standards apply to Alterations impacting the Building.

     35.    Multi-Tenant Floor Corridors:

            A.     Walls:
                   1.     2 hour rated.
                   2.     Concrete masonry units: ASTM C 129-70, Type I, hollow,
                          non-load bearing units, light-weight aggregate. Lay up from floor to underside of arch.
                   3.     Plaster:
                          a.     Both sides, 3 coats; scratch, brown and finish.
                          b.     Except as modified by governing codes conform to the
                                 applicable provisions and recommendations of the
                                 following standards:
                                 ANSI A42.4 "Specifications for Interior Lathing and
                                 Furring"
                                 ANSI A42.1 "Gypsum Plastering"

            B.     Suspended Ceiling:
                   1.     Plaster:
                          a.     3 coats; scratch, brown and finish.
                          b.     Except as modified by governing codes conform to the
                                 following standards:
                                 ANSI A42.4 "Specifications for Interior Lathing and
                                 Furring"
                                 ANSI A42.1 "Gypsum Plastering"
                          c.     Provide continuous casing bead at all intersections of
                                 walls and ceilings.
                          d.     Provide reveal at light fixtures as indicated on the
                                 drawings.

             C.    Doors, Door Frames and Hardware:
                   1.     Fire Ratings: All tenant entry doors and frames must bear
                          a "B" 1 1/2 hr. Underwriters' Laboratories, Inc. label.
                   2.     Configuration - single or double
                          Materials - hollow metal, flush wood or glass.

             D.    Finishes:
                   1.     Plaster Walls and Ceilings:

                          a.     Finish Treatment and Materials:
                                 (1) 1 coat, P & L Vapex Wall Primer
                                 (2) 1 coat, P & L Lyt-All Double Duty Primer
                                 (3) 1 coat, P & L Lyt-All Flowing Flat
                          b.     Finish Color:
                                 (1) P & L, Standard White, No. 5103

                   2.     All Door Frames and Hollow Metal Doors:
                          a.     Finish Treatment and Materials:
                                 (1) Doors and frames must be leveled and ground
                                     smooth.
                                 (2) Apply mineral filler to eliminate weld scars and
                                     other blemishes.
                                 (3) Give factory coat of rust-inhibitive metal
                                     primer.
                                 (4) 1 coat, P & L Interior Trim Primer.
                                 (5) 1 coat, P & L Cellu-Tone.
                           b.    Finish Color:
                                 (1) P & L, Grey Swallow, No. 2579.

                   3.     Flush Wood Doors Factory Finish:
                          a.     Veneer: Slip matched, rift cut, domestic white oak.
                          b.     Semi-gloss (rubbed effect), clear lacquer.

             E.    Floor Covering:
                   1.     Shaw-Cypress Point IV (Building Standard)
                   2.     Flash Patch as required to provide uniform smooth slab
                          surface.

             F.    HVAC:
                   1.     Provide air handling devices as indicated on the drawings.
                   2.     Provide fire/smoke dampers and fire dampers as required by
                          Code for a fully sprinklered building.

     36.     Enforcement of Standards: A copy of these Standards, acknowledged and accepted by the General Contractor, will be posted on the job site in such a manner as to be visible to employees of Contractor and Subcontractors.

     It is the Contractor's responsibility to instruct its and all Subcontractors' employees to familiarize themselves and to strictly follow these Standards.

                                       ACKNOWLEDGED AND ACCEPTED BY:

                                       ______________________________________
                                       (Contractor)

                                       Date:__________________________________

EXHIBIT D

WORK AGREEMENT

     This Work Agreement ("Agreement") is made this ______ day of October, 2000 by and between NORTH ATLANTA REALTY ACQUISITION COMPANY, INC. ("Landlord") and INTACTA TECHNOLOGIES, INC., ("Tenant").

     Landlord and Tenant hereby covenant and agree as follows (all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease Agreement dated of even date herewith executed by Landlord and Tenant):

ARTICLE I
LANDLORD'S WORK

     1.     Except as otherwise specifically provided, Landlord shall furnish, install and/or perform in the Premises the following items of work (hereinafter "Landlord's Work") pursuant to the provisions of this Agreement: All Leasehold Improvements shown in Tenant's Plans (as defined in Article II hereof) costing up to an amount not exceeding in the aggregate the Tenant Improvement Allowance (as defined in Article III), provided that Building Standard Tenant Materials are contained in Tenant's Plans. "Building Standard Tenant Materials" shall mean the materials Landlord has chosen to be utilized in tenant spaces, including the materials described in Exhibit D-1 attached hereto and made a part hereof or materials of comparable quality substituted therefor by Landlord. Landlord shall install the Building Standard Tenant Materials according to the Construction Documents (as hereinafter defined) at Tenant's expense. Alterations, relocation or substitution of Building Standard Tenant Materials may exceed the Tenant Improvement Allowance.

ARTICLE II
TENANT'S PLANS

     1.     Landlord, through ______________ (the "Architect") and _______________ (the "Engineer"), shall prepare complete plans and specifications ("Tenant's Plans") for Landlord's Work as follows:

     (a)     Detailed architectural drawings and specifications of Tenant's partition plan, partition types, reflected ceiling plan, power, communications, and telephone plan (location of data and telephone outlets with pull boxes only), electrical outlets, finish plan, millwork construction drawings, elevations, construction details and sections; and

     (b)     Mechanical, electrical, plumbing and lighting plans and specifications where necessary for installation and connection to Building Systems.

     2.     Landlord and Tenant hereby agree that time is of the essence, and the following procedure and schedule shall be adhered to with respect to the design and development of final construction documents ("Construction Documents") and the construction of Landlord's Work:

     (a)     Architect shall prepare and deliver to Landlord and Tenant copies of
             Tenant's Plans based upon all information previously provided and approved by Tenant;
     (b)     Landlord and Tenant shall thereafter promptly review the Tenant's

             Plans. Landlord shall have the right to approve or reject such plans in its sole discretion and shall notify Tenant in
             sufficient detail as to why Landlord is rejecting any of
             the proposed Tenant's Plans. Tenant shall review Landlord's proposed revisions, and Tenant either shall sign off on the proposed Tenant's Plans or reject and modify the proposed
             Tenant's Plans, prepared in accordance with Subsection (b) above within five (5) Business Days after receipt of such Tenant's Plans by Architect and Engineer;

     (c)     Following the approval of Tenant's Plans by Landlord and Tenant,
             (3) pre-approved contractors for the performance of Landlord shall obtain bids from at least three each of the following portions of Landlord's Work, as applicable, provided for by the Tenant's Plans: electrical; mechanical; plumbing; drywall;
             wall finishes; and carpeting. Tenant, with Landlord's approval, may also select an alternate contractor for pricing of some or all of such construction activities, provided that no Building Systems are involved. Notwithstanding anything above to the contrary,
             Landlord shall not be required to bid minor build-outs;

     (d)     Following receipt of bids from the general contractors based upon the approved Tenant's Plans and an opportunity for Tenant to revise Tenant's
             Plans, at Tenant's cost, the Construction Documents shall be prepared from such Tenant's Plans by Architect and Engineer, and a contract for construction shall be awarded by Landlord to a bidder with a price and construction schedule reasonably acceptable to Landlord and Tenant.
             Construction shall be commenced and diligently pursued to completion in accordance with such construction schedule. Upon prior notice to Tenant,
             Landlord reserves the right to make reasonable substitutions of equal or better quality and value for Building Standard Materials in the event of unavailability of materials or altered field conditions;

     (e)     Landlord shall give Tenant five (5) Business Days prior written notice of its anticipated date of "Substantial Completion" (i.e., the date upon which
             Landlord's Work shall have been substantially completed, except for punch list items, in accordance with the Construction Documents);

     (f)     Items shown on a punch list to be prepared by Tenant, Architect and
             Engineer at Substantial Completion will then be completed, and Landlord shall thereafter obtain a Temporary Certificate of Occupancy, if necessary, and a permanent Certificate of Occupancy for the Premises, if required, as promptly as possible; and

     (g)     Any unused portion of the Tenant Improvement Allowance shall belong to
             Landlord.

     3.     The contractor selected though the bidding process shall construct the Leasehold Improvements to the Premises in accordance with the Construction Documents prepared from the Tenant's Plans which have been approved by the parties. Said Tenant's Plans are to be initialed by Landlord and Tenant and attached hereto as Exhibit D-2.

     4.     Tenant agrees that it shall look solely to Architect and Engineer with respect to the adequacy, correctness or sufficiency of Tenant's Plans or compliance thereof with any applicable laws, codes, regulations or ordinances of any applicable governmental authority, or otherwise and that Landlord's review or approval of Tenant's Plans shall not constitute a representation, guaranty or warranty with respect to Tenant's Plans.

     5.     Tenant's Plans shall be filed by Architect or Engineer, at Landlord's sole cost and expense, as shall be required by law and approved by all governmental authorities having jurisdiction thereof. Any and all permits which may be required shall be procured by Architect or Engineer as part of the Tenant Improvement Allowance. Tenant and Tenant's architect and designers, if any, shall cooperate with Landlord in obtaining any such approvals and permits without delay.

     6.     Any changes required by any governmental authority, agency or department affecting the construction of any Landlord's Work or any Additional Work to be performed therein shall not be deemed to be a violation of Tenant's Plans or any provision of this Work Agreement and shall be accepted and paid for by Tenant.

ARTICLE III
TENANT IMPROVEMENT ALLOWANCE; ADDITIONAL WORK
     1.     Tenant shall bear the cost of the design and preparation of Tenant's Plans and the performance of Landlord's Work, except that Tenant shall receive an allowance (the "Tenant Improvement Allowance") of up to $58,507.50 (or $14.50 per rentable square foot) to be used as provided in this Agreement. If Landlord is notified in writing by Tenant within one hundred eighty (180) days of the execution of the Lease, Tenant shall have the right to borrow from Landlord up to an $2.00 per rentable square foot to use for costs associated with Tenant's build-out of the Premises. Tenant shall repay all such amounts borrowed from Landlord, without interest, via an increase in the Base Rent, which sum shall be amortized over the shorter of either (a) the Term of the Lease or (b) the then-remaining portion of the Term of the Lease as of the date such funds are advanced from Landlord to Tenant. Tenant expressly agrees and acknowledges that such funds shall only be used for the build-out of the Premises and specifically excludes furniture and moving expenses associated with Tenant's occupancy of the Premises.

     2.     All work shown in Tenant's Plans costing in excess of the Tenant Improvement Allowance shall be deemed to be Additional Work ("Additional Work"), and Tenant shall pay Landlord upon demand for the actual cost thereof. All revised or additional Tenant's Plans are subject to Landlord's review and written approval which will not be unreasonably withheld. Should any revisions or additions to the original Tenant's Plans result in a delay of Substantial Completion (hereinafter defined) of the Premises, Tenant agrees that such shall constitute a Tenant Delay (hereinafter defined).

     3.     Tenant shall pay Landlord's Construction Manager, Insignia/ESG, Inc., a supervisory fee equal to three (3%) percent of the actual costs for furnishing, installing and/or constructing the Tenant's Plans (as they may be modified). If additional architectural or engineering fees are incurred as a result of any changes in the Tenant's Plans prepared by the Architect and Engineer, such fees shall constitute Additional Work if they exceed the Tenant Improvement Allowance. A supervisory fee will be added for any Change Orders (as hereinafter defined). Such fee shall be paid by Tenant to Landlord's Construction Manager upon demand. Landlord's Manager (as defined in the Lease) shall serve as the Construction Manager. "Change Order(s)" shall mean any alteration, substitution, addition or change to or in the Tenant's Plans or Construction Documents requested by Tenant after the same has been consented to by Landlord.

     4.     Should Tenant modify Tenant's Plans or the Construction Documents subsequent to their approval by Landlord and Tenant, and such modifications increase the cost of Landlord's Work, then Tenant shall be solely responsible for such cost increase.

     5.     The Tenant Improvement Allowance shall be used only for the so-called "hard" construction costs associated with performing, installing and/or constructing Landlord's Work.

     6.     If any items of Additional Work shall entail the ordering and/or purchase by Landlord of unusual or specialty materials or products involving, in Landlord's sole judgment, material cost, Landlord may require Tenant to pay to Landlord within five (5) days of Landlord's request therefor before proceeding to purchase or order same (which request may be contained in Landlord's estimate of the cost thereof furnished to Tenant) a deposit, on account of the cost of such Additional Work, as shall be determined by Landlord in its sole discretion.

     7.     If, in Landlord's sole judgment, any items of Additional Work shall involve ordering of materials or products which must be specially fabricated to order and thus will materially delay the performance of Landlord's Work, then Landlord may require Tenant to agree on a fixed Commencement Date of this Lease (allowing a reasonable time for the performance of Landlord's Work in absence of the necessity of performing the Additional Work occasioning such material delay). If the parties cannot agree upon a fixed Commencement Date, then Landlord shall have the right to decline to perform such Additional Work, and Tenant shall be responsible for the performance thereof (subject to the terms of this Lease) after the completion of Landlord's Work and any other Additional Work not objected to by Landlord.

ARTICLE IV
PAYMENT

     1.     Intentionally deleted.

ARTICLE V
APPROVALS; AUTHORIZATIONS; TENANT'S AUTHORIZED AGENT(S)

     1.     The approval by Tenant of Tenant's Plans shall be deemed authorization by Tenant for Landlord to proceed with the performance of Landlord's Work and any Additional Work and shall be deemed approval by Tenant of Landlord's cost estimate for the work.

     2.     Any approvals required to be given by Tenant shall be deemed given unless within five (5) days after request is made therefor, notice of disapproval is given. Any architect or designer acting for or on behalf of Tenant shall be deemed an agent of Tenant duly authorized to bind and act for Tenant in all respects.

ARTICLE VI
NO CHANGES IN TENANT'S PLANS

     1.     No change(s) may be made by Tenant in any of Tenant's Plans which, in Landlord's sole opinion, will cause any additional cost or expense to Landlord unless Tenant shall specifically agree to pay Landlord's reasonable costs incurred as a result of any such change(s) and to be responsible for any delay in the completion of Landlord's Work. In no event may any changes be made to any of Tenant's Plans (or to any Landlord's Work or Additional Work performed in the Premises) after Landlord shall have sent to Tenant written notice of the anticipated date of Substantial Completion of Landlord's Work.

ARTICLE VII
INTENTIONALLY DELETED

ARTICLE VIII
TENANT'S INSTALLATIONS

     1.     In the event Tenant shall desire to make any installations in the Premises ("Tenant's Installations") which are not to be made by Landlord for Tenant, the following shall apply:

     (a)    On condition that such Tenant's Installations will not require any structural change, and further provided that all Landlord's Work and
            Additional Work required to be made by Landlord therein shall have reached a point with respect to which, in Landlord's sole judgment, exercised in good faith, the making of Tenant's Installations will not delay or hamper Landlord in the completion of Landlord's Work or any
            Additional Work, Tenant may enter the Premises for the purpose of making
            Tenant's Installations subject, however, to the applicable provisions of the Lease. In addition to the insurance requirements set forth in
            Paragraph 12 of this Lease, Tenant shall provide whatever insurance coverage and certificates as are required by Landlord's Construction
            Manager in connection with work to be done by Tenant's contractors and subcontractors, including, but not limited to, naming Landlord and the
            Construction Manager as Additional Insureds.

     (b)    Prior to the Commencement Date, any entry by Tenant in or on the Premises shall be at Tenant's sole risk and shall be subject to all of terms, covenants and the provisions of the Lease. Tenant's Installations shall be completed free of all liens and encumbrances (copies of releases supplied to
            Landlord at Landlord's request without delay.)

     (c)    Prior to soliciting bids from any contractor(s) for performance of any work or installation of any materials or equipment that Tenant may desire to have performed or installed in the Premises, Tenant shall first submit to Landlord, for its approval or disapproval, the names of any such contractor(s) and Tenant shall only obtain bids and enter into contracts
            (for work or materials or equipment to be installed in the Premises) with contractor(s) first approved, in writing, by Landlord. Tenant agrees that in performing any work, the labor employed by Tenant or anyone performing such work for or on behalf of Tenant shall always be harmonious and compatible with the labor employed by Landlord

            and/or any contractors or subcontractors of Landlord. Should such labor, in Landlord's sole opinion, be incompatible, Landlord may require Tenant to withdraw from the Premises immediately until Tenant takes possession of the Premises.

     (d)    In the event Tenant or any agent, visitor, guest, employee, subcontractor or contractor of Tenant ("Persons Under Tenant's Control") shall enter upon the Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless from and against any and all claims whatsoever arising out of said entry or any work performed by such Persons
            Under Tenant's Control. Persons Under Tenant's Control shall comply with the special rules, regulations and requirements of Building management for the performance of work (including, without limitation, the requirement that
            Tenant maintain worker's compensation, public liability and property insurance coverages as Landlord may reasonably require). Persons Under
            Tenant's Control shall coordinate their activities so as to avoid the intrusion into or disruption of the operation of the Building and the business operation of other tenants.

     (e)    As a condition of Landlord's permitting Tenant to make any of Tenant's
            Installations in the Premises, Landlord may require that Tenant agree with
            Landlord on a fixed Commencement Date of this Lease (allowing a reasonable time for the performance of Landlord's Work). If the parties cannot agree upon a fixed Commencement Date, then Landlord may refuse permission for
            Tenant to perform Tenant's Installations prior to the occurrence of the
            Commencement Date.

     (f)    Only Landlord's contractors shall be permitted to do any work on the
            Building Systems.

ARTICLE IX
INTENTIONALLY DELETED

ARTICLE X
DESIGNATION OF REPRESENTATIVES

     Landlord hereby designates Landlord's Construction Manager to act as its authorized representative on this Work Agreement. Any response from such person under this Work Agreement shall be the response of Landlord. Tenant hereby designates _________________ to act as its authorized representative on this Work Agreement. Any response from such person under this Work Agreement shall be the response of Tenant.

     IN WITNESS WHEREOF, this Work Agreement has been executed as of the day and year first above written.

                                    NORTH ATLANTA REALTY ACQUISITION
                                    COMPANY, INC., as Landlord

                                    By: _____________________________
                                        Douglas P. Lawrence
                                        Vice President

                                    INTACTA TECHNOLOGIES, INC., as Tenant
                                    By: _______________________________
                                        Name: _________________________
                                        Title:_________________________

EXHIBIT D-1

RESURGENS PLAZA
BUILDING STANDARD TENANT MATERIALS

A.     BUILDING STANDARD MATERIALS

       1.      Partition Material*
               a.     3-5/8" x 13' Metal Studs (structure high walls)
               b.     3-5/8" x 10 Metal Track
               c.     3-5/8" x 9' Metal Studs (interior)
               d.     4' x 9' x ½" Reg USG drywall
               e.     4' x 10' x ½" Type "X" USG drywall
               f.     USG 1-½" therma fiber sound attenuation blanket

               *All tenant demising walls and public corridor walls to be to structure
       (13' - 0") with 4' x 10' type "X" drywall and 1-1/2" therma fiber sound blanket

       2.      Lighting GE SP30's T8/electronic ballast
               2' x 4' 18 cell parabolic fixtures at a ratio of 12 fixtures per 1000 usf

       3.      Doors / Frames / Hardware
                a.     3' - 0" x 8' - 10" H.M. welded frame (RH & LH)
               b.     6' - 0" x 8' - 10" H.M. welded frame
               c.     3' - 0" x 8' - 10" x 1 3/4" solid core mahogany (Honduras)
                      veneer doors (premachined, RH & LH)
               d.     3' - 0" x 8' - 10" x 1 3/4" solid core mahogany door slabs
               e.     Hardware Sargent 8100/8200
                      -  Butt hinges (interior)
                      -  Ball bearing hinges (entrance)
                      -  Locksets (cylinders)
                      -  Latchsets
                      -  Dummy trim
                      -  Closers, LH, RH, LHR, RHR
                      -  Wall stops
                      -  Floor stops
                      -  Flush bolts 12" and 24"
                      -  Silencers
                      -  Dust proof strikes
               f.     Interior suite doors at a ratio of 1 per 333 usf

       4.      HVAC
               a.     2' x 2' supply grills, spin-in, and 10' of flex duct
                      at a ratio of 6.5 per 1,000 us
               b.     2' x 2' return air grilles at a ratio of 1 per 1,000 us

       5.      Ceiling
                a.     2' x 2' Donn DX ceiling grid pattern installed
               b.     2' x 2' USG Auratone Omni-fissured Shadow Line

B.     BUILDING STANDARD ITEMS

       1.      Building standard exit lights are Devine GC connected to building emergency circuit and properly labeled.
       2.      Building standard incandescent downlight, Lightolier 7029 with 60 watt lamp
       3.      Building standard incandescent wallwasher/downlight, Lightolier with 60 watt lamp

C.     BUILDING STANDARD FINISHES

       1.      Carpet
               a.     Show Cypress Point IV, 36 ounce, 100 percent DuPont Anton
                      Legacy BCF Nylon with DuraTech Soil and Stain Protection,
                     12' wide from standard colors

       2.      Rubber Base
               a.     Roppe 4" high rubber cove base from standard colors

       3.      Paints
               a.     All gypsum wall board finish coat paint shall be interior
                      acrylic latex flat wall paint to meet federal specifications, general equivalent TT-P-29-U. Frames and painted wood shall be satin finish Alkyd enamel to meet federal specifications, general equivalent TT-E-508C, 509B or 001793 from standard colors.

       4.      Window Treatment
               a.     1" Horizontal Aluminum Blinds
               b.     Bali Brown Beige Pearl #20 Springs Classic
               c.     Elrod Custom Draping, Vendon

EXHIBIT D-2

Tenant's Plans

(to be attached)

EXHIBIT E

COMMENCEMENT DATE AGREEMENT

     AGREEMENT made as of the ____ day of ________, 2000, between NORTH ATLANTA REALTY ACQUISITION COMPANY, INC., a Delaware corporation, having an address at 522 Fifth Avenue, New York, New York 10036, Attn: Mr. Douglas P. Lawrence, as Landlord, and INTACTA TECHNOLOGIES, INC., a Nevada corporation, having an address at 235 Peachtree Street, N.E., Suite 2215, Atlanta, Georgia 30303, as Tenant.

W I T N E S S E T H:

     WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated as of _______, 2000, (the "Lease"), pursuant to which Landlord leased to Tenant certain space in the Building known as 945 East Paces Ferry Road, Atlanta, Georgia 30326, as more fully described in the Lease; and

     WHEREAS, pursuant to the provisions of the Lease, the parties agreed to execute a written agreement confirming the Commencement Date and the Expiration Date of the Lease.

NOW, THEREFORE, Landlord and Tenant confirm that the Term of the Lease commenced on ___________, 2000, and that such date constitutes the "Commencement Date" of the Lease, and that the Term of the Lease will expire on ____________________, _______, and that such date constitutes the "Expiration Date" as such quoted terms are defined in the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Commencement Date Agreement as of the day and year first above written.

                                                    NORTH ATLANTA REALTY ACQUISITION
                                                       COMPANY, INC., as Landlord

                                                    By:_____________________________
                                                    Name:___________________________
                                                    Title:__________________________

                                                    INTACTA TECHNOLOGIES, INC., a
                                                    Nevada corporation, as Tenant

                                                    By:_____________________________
                                                    Name: __________________________
                                                    Title: ________________________

EXHIBIT F

JANITORIAL SPECIFICATIONS
GENERAL

     Clean all areas of the building interior including entrance lobby, corridors, loading docks, stairwells, lavatories and elevators.

     Employees assigned to the building shall be neat and clean in appearance and properly identified.

     Employees shall abide by all building rules and regulations and safety rules.

     Employees shall not eat, drink, or smoke on duty. They shall not disturb paper on desks, open drawers or cabinets, use telephones, televisions or radios.

     Competent supervisory personnel shall be employed, and they will, at a minimum, have completed a supervisory training course.

     Necessary appropriate tested and approved machinery and cleaning supplies for the satisfactory performance of services will be provided.

     All office cleaning, as possible, will be performed behind locked doors.

     Upon completion of work, the Contractor will leave all slope sinks and equipment storage areas in a neat and orderly condition; all unnecessary lights out and doors locked.

     The Landlord shall furnish janitor and cleaning service as described below:

ENTRANCE LOBBY - DAILY

     Entrance lobby will be thoroughly cleaned. Lobby glass and metal will be cleaned and dusted. Directory glass will be damp cleaned and wiped. Lobby walls will be dusted and kept free from fingermarks and smudges. Floors and entrances are to be dust mopped and damp mopped as needed, and buffed and refinished as necessary to maintain a clean and glossy appearance.

ELEVATORS - DAILY

     All elevators will be vacuumed.

     All stainless steel and metal will be cleaned.

     All elevator tracts will be vacuumed.

     Elevator button panels and elevator doors will be cleaned.

     Carpets will be spotted periodically.

     Ceilings, overhead plexiglass, and/or special light fixtures will be cleaned periodically.

OFFICES - DAILY

     Clean floor, empty trash and wipe counters in kitchen area.

     In other office areas:

     Sweep, dry mop or vacuum all floor areas of resilient tile, wood or carpet, remove matter such as gum and tar which has adhered to the floor.

     Empty, damp wipe and sanitize all ashtrays and waste baskets and removal all trash.

     Dust all horizontal surfaces with treated dust cloth, including furniture, files, equipment, blinds and louvers that can be reached without a ladder.

     Spot wash to remove smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

     Brush all fabric covered chairs with a lint brush.

     Wash water fountains, chalkboards, lunch room tables and chairs.

     Spot damp mop all non-resilient floors such as concrete, terrazzo and ceramic tile.

     Sweep all steps, sidewalks and exterior landings to the building.

     Clean and wash all restrooms.

     Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors using detergents, disinfectant and water. Damp wipe all ledges, toilet stalls and doors, spot clean light switches, doors and walls.

     Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one once of bowl cleaner into urinal after cleaning and do not flush.

     Furnish and refill all soap, toilet, sanitary napkins and towel dispensers.

     Clean all baseboards.

     Damp mop floors using detergent disinfectant.

OFFICES - WEEKLY

     Spot clean carpet stains.

     Wash glass in display windows, building directory, entrance doors and frames and show windows, both sides.

     Spot wash interior partition glass and door glass to remove smudge marks.

     Sweep all stair areas.

OFFICES - MONTHLY

     Clean and polish resilient floor areas using buffable non-slip type floor finish.

     Vacuum all ceiling and wall air supply and exhaust diffusers or grills.

     Wash all stairwell landings and treads.

OFFICES - QUARTERLY

     High dust all horizontal and vertical surfaces not reached in nightly cleaning, such as pipes, light fixtures, door frames, picture frames, ceilings, moldings, ledges, etc. not reached in nightly cleaning.

     Wash all interior glass, both sides.

     Vacuum or dust all books in place.

     Wash and polish vertical terrazzo or marble surfaces.

     Damp wash diffusers, vents, grilles, and other such items, including surrounding wall or ceiling areas that are soiled.

OFFICES - SEMI-ANNUALLY

     Vacuum draperies, cornices and wall hangings.

     Dust all storage areas, and damp mop floor areas.

     Strip and refinish all resilient floor areas using buffable non-slip floor finish.

OFFICES - ANNUALLY

     Spot wash walls in corridors, lounges, classrooms, demonstration areas, lunchroom and washrooms.

     Clean as needed, all vertical surfaces not attended to in nightly, weekly, quarterly or semi-annual cleaning.

     Wash all building exterior glass, both sides.

EXHIBIT G
RULES AND REGULATIONS
     1.     Sidewalks, courts, ramps, parking facilities, loading docks and areas, driveways, delivery, drop-off and pickup areas, bus stops, halls, passages, exists, entrances, elevators, escalators, stairways, and other areas and improvements provided by Landlord for the general use of tenants, their employees, visitors, invitees and licensees, shall not be obstructed by Tenant or used by it for any purpose other than for ingress and egress from the Leased Premises. The halls, courts, parking facilities, loading docks and areas, driveways, delivery, drop-off and pick-up areas, passages, exists, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, may be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal or immoral activities. Tenant, and its employees, visitors, invitees or licensees of any tenant, shall not go upon the roof of the Building, except as previously authorized by Landlord.

     2.     No sign, placard, picture, name, notice, decoration or advertisement visible horizontally or vertically from the exterior of Premises shall be inscribed, painted, affixed, installed or otherwise displayed by any tenant either on its Premises or any interior or exterior part of the Building without the prior written consent of Landlord, and only then at the sole cost and expense of Tenant. Landlord shall have the right to remove any such sign, placard, picture, name, notice, decoration or advertisement without notice to and at the sole cost and expense of tenant. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of a lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such lease, and shall be deemed to relate only to the particular sign, placard, picture, name, notice, decoration or advertisement consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, notice, decoration or advertisement. All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the sole expense of Tenant by a person previously approved in writing by Landlord.

     3.     The directory of the Building will be provided exclusively for the display of the name and location of tenants only and in such manner and arrangement as may be from time to time determined by Landlord. Landlord reserves the right to exclude any other names from the directory.

     4.     No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door in any Premises without the prior consent of Landlord. When the prior written consent of Landlord, all such items shall be installed inside of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the tenant's Premises.

     5.     Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and holidays all persons other than Tenant or its accompanied guests. Tenant shall be responsible for all persons whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages or for error with regard to the admission to or exclusion from the Building of any person. During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

     6.     Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or in differences in the preservation of good order and cleanliness of Tenant's Premises. Landlord shall in no way be responsible to any tenant for any loss of property on the Premises, however, occurring, or for any damage done to the effects of any tenant by the Landlord's janitor or any other employee or any other person.

     7.     Tenant shall not obtain or maintain coin-operated vending machines (except employee break areas) or accept barbering or bootblacking services in its Premises except from persons authorized by Landlord.

     8.     Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such Premises, and that all utilities shall be shut off.

     9.     Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's mechanical systems and shall refrain from attempting to adjust any controls.

     10.     No additional locks or bolts of any kind shall be placed on any door in the Building or the Premises without Landlord's prior written consent. If such consent is granted, Tenant shall provide Landlord with a key to each lock. Landlord shall furnish two keys for each lock on doors in the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys shall be returned to Landlord upon the termination of this lease. Landlord may at all times keep a pass key to the Premises.

     11.     The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to coffee grounds shall be thrown therein. Any expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant.

     12.     Tenant shall not use or keep in its Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. Tenant shall use no method of heating or air-conditioning other than that supplied by Landlord.

     13.     Tenant shall not use, keep or permit to be used or kept in its

Premises any foul or noxious gas or substance or permit or suffer such Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds other than guide dogs be brought or kept in or about the Premises or the Building.

     14.     Tenant shall not use the Premises for lodging, and shall not do any cooking or conduct any restaurant, luncheonette, or cafeteria for the sale or service of food or beverages to its employees or to others, or permit the delivery of food or beverage to the Premises, except by such persons and clients delivering the same as shall be approved by Landlord and only under regulations fixed by Landlord. Tenant may, however, operate a coffee bar, and provide catered food service by and for its employees.

     15.     Except with the prior written consent of Landlord, Tenant shall not sell, permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any Premises, nor shall tenant carry on, or permit or allow any employee or other person to carry on, the business or stenography, typewriting or any similar business in or from any Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of Tenant be used for the storage of merchandise or for manufacturing of any kind or the business of public barber shop, beauty parlor, or bootblacking parlor nor shall the Premises of Tenant be used for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in Tenant's Lease.

     16.     If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall obtain Landlord's prior written consent and comply with Landlord's instructions regarding installation. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to all Premises shall be subject to the written approval of Landlord.

     17.     Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

     18.     Tenant shall lay no linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except in the prior written approval of Landlord.

     19.     No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried upon or down the elevators except between such hours and in such elevators as shall be designated by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought in the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

     20.     Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to the objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed by Tenant to move such equipment in or out of the Building must be acceptable to Landlord.

     21.     Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface such Premises or any part thereof.

     22.     Tenant shall not install, maintain or operate upon the Premises any vending machine, except in employee break areas, without the written consent of the Landlord.

     23.     There shall not be used in any space, or in the public areas of the Building, by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

     24.     Tenant shall store all its trash and garbage within the interior of its Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

     25.     Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building, are prohibited and each tenant shall cooperate to prevent the same. Tenant shall not make room-to-room or telephonic solicitation of business from other tenants in the Building.

     26.     Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is or may be intoxicated or under the influence of liquor or drugs or who is or may be in violation of any of the Rules and Regulations of the Building.

     27.     Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or into desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising. No Tenant shall use the name of the Building in connection with or in prompting or advertising the business of said Tenant except for the purpose of identifying said Tenant's address.

     28.     Tenant shall comply with all conservation, safety, fire protection and evacuation procedures and regulations established by Landlord and by any governmental agency.

     29.     Tenant assumes any and all responsibility for protecting it Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     30.     The requirements of Tenant will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties except upon special instructions from Landlord, and no employees of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

     31.     All wallpaper or vinyl fabric materials which any tenant may install on painted walls shall be applied with strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant's expense.

     32.     Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

     33.     Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves the right to assign parking spaces within the Building and to implement and enforce parking charges, by meters or otherwise, with appropriate provisions for ticket issuance and validation.

     34.     Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

     35.     Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving, and other similar work that may be done on the Premises.

     36.     Tenant shall not use the Premises or permit the Premises to be used for photographs, multilith or multigraph reproductions except in connection with its own business and only with Landlord's prior approval.

     37.     Landlord reserves the right to make such other and reasonable rules and regulations as in Landlord's sole judgment may from time to time be needed for the safety, security, care and cleanliness of the Building, and for the preservation of good order therein.

     38.     These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of Premises in the Building.

     39.     All tenants of the Building, as well as their respective employees, agents, clients, customers, guests, invitees and licensees, shall abide by and be responsible for the observance of all of the Rules and regulations, and such additional rules and regulations as are hereafter adopted by Landlord.

     40.     The consumption of food or beverage and the playing of radio, tape recorders, records, or any other electronic playing devices is strictly prohibited in all lobbies, common areas, and parking facilities of the Building.

     41.     Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules Regulations against that tenant or any or all tenants of the Building.

     42.     Tenant may utilize the Building's freight elevator only with prior permission of Landlord's property manager and then upon such conditions and at such times as are designated thereby.

     43.     Upon occupancy, Tenant shall determine the physical location for emergency evacuation of Tenant's employees around the perimeter of the Building and shall communicate the same to Tenant's employees.

EXHIBIT H
FORM OF INSURANCE CERTIFICATE